                                                                  EXECUTION COPY




                            SHARE PURCHASE AGREEMENT

                                  BY AND AMONG

                             J.D. EDWARDS & COMPANY

                        J.D. EDWARDS NOVA SCOTIA COMPANY,

                                NUMETRIX LIMITED,

                             NUMETRIX HOLDINGS B.V.,

                            NUMETRIX HOLDINGS, S.A.,

                      THE ST. MICHAEL'S TRUST CORPORATION,
                        AS TRUSTEE OF THE SCHENGILI TRUST

                                       AND

                               JOSEF J. SCHENGILI

                            DATED AS OF MAY 17, 1999

                               TABLE OF CONTENTS

                                                                            Page

ARTICLE I  PURCHASE AND SALE OF PURCHASED SHARES..............................2

     1.1    Purchase and Sale of Purchased Shares.............................2
     1.2    Closing...........................................................2
     1.3    Consideration and Payment.........................................3
     1.4    Surrender of Certificates.........................................5
     1.5    Taking of Necessary Action; Further Action........................5

ARTICLE II  REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY..............6
     2.1    Organization of the Company.......................................6
     2.2    Company Share Capital.............................................6
     2.3    Subsidiaries......................................................7
     2.4    Authority.........................................................7
     2.5    Company Financial Statements......................................8
     2.6    No Undisclosed Liabilities........................................9
     2.7    No Changes........................................................9
     2.8    Tax and Other Returns and Reports................................11
     2.9    Restrictions on Business Activities..............................14
     2.10   Title to Properties; Absence of Liens and Encumbrances...........14
     2.11   Intellectual Property............................................15
     2.12   Agreements, Contracts and Commitments............................19
     2.13   Interested Party Transactions....................................20
     2.14   Compliance with Laws.............................................21
     2.15   Litigation.......................................................21
     2.16   Insurance........................................................21
     2.17   Minute Books.....................................................22
     2.18   Environmental Matters............................................22
     2.19   Brokers' and Finders' Fees; Third Party Expenses.................23
     2.20   Employee Matters and Benefit Plans...............................23
     2.21   Employees........................................................25
     2.22   Governmental Authorizations and Licenses.........................25
     2.23   Competition Act..................................................26
     2.24   Employee Accruals................................................26
     2.25   Major Customers..................................................26
     2.26   Product Warranties...............................................26
     2.27   Representations Complete.........................................26

ARTICLE III  OTHER REPRESENTATIONS OF THE BENEFICIAL HOLDERS.................27
     3.1    Organization; Authority..........................................27
     3.2    Valid Title......................................................28

     3.3    Transfer of Valid Title..........................................28

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER...............28
     4.1    Organization, Standing and Power.................................28
     4.2    Authority........................................................28
     4.3    SEC Documents; Parent Financial Statements.......................29
     4.4    Litigation.......................................................29

ARTICLE V  CONDUCT PRIOR TO THE CLOSING......................................30
     5.1    Conduct of Business of the Company...............................30
     5.2    No Solicitation..................................................32
     5.3    No Encumbrance................................ ..................33

ARTICLE VI  ADDITIONAL AGREEMENTS............................................33
     6.1    Other Securities.................................................33
     6.2    Access to Information............................................34
     6.3    Confidentiality..................................................34
     6.4    Expenses.........................................................34
     6.5    Public Disclosure................................................35
     6.6    Consents.........................................................35
     6.7    Legal Requirements...............................................35
     6.8    Notification of Certain Matters..................................36
     6.9    Certain Benefit Plans............................................36
     6.10   Additional Documents and Further Assurances......................36
     6.11   Section 116 Certificate..........................................36
     6.12   Non-Competition Agreements.......................................36

ARTICLE VII  CONDITIONS TO THE PURCHASE......................................37
     7.1    Conditions to Obligations of Each Party to Effect the Purchase...37
     7.2    Additional Conditions to Obligations of the Beneficial Holders...37
     7.3    Additional Conditions to the Obligations of Parent and Buyer.....38

ARTICLE VIII  INDEMNIFICATION; ESCROW
                  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.................40
     8.1    Indemnification..................................................40
     8.2    Escrow Arrangements..............................................41
     8.3    Deductible.......................................................42
     8.4    Survival of Representations, Warranties and Agreements;
               Expiration of Indemnification Obligations.....................43
     8.5    Exclusive Remedy.................................................43
     8.6    No Company Liability.............................................43
     8.7    Consent Required.................................................43

ARTICLE IX  AMALGAMATION.....................................................44
     9.1    Shareholder Meeting..............................................44
     9.2    Compliance with Laws.............................................45
     9.3    Termination of Obligation........................................45

ARTICLE X  TERMINATION, AMENDMENT AND WAIVER.................................46
     10.1   Termination......................................................46
     10.2   Effect of Termination............................................47
     10.3   Amendment........................................................47
     10.4   Extension; Waiver................................................47

ARTICLE XI  GENERAL PROVISIONS...............................................47
     11.1   Notices..........................................................47
     11.2   Interpretation...................................................49
     11.3   Counterparts.....................................................49
     11.4   Entire Agreement; Assignment.....................................49
     11.5   Severability.....................................................50
     11.6   Other Remedies...................................................50
     11.7   Governing Law....................................................50
     11.8   Arbitration......................................................50
     11.9   Rules of Construction............................................54
     11.10  Specific Performance.............................................54

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                           PAGE

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                           PAGE

                            SHARE PURCHASE AGREEMENT


         This SHARE PURCHASE AGREEMENT (this "Agreement") is made and entered into as of May 17, 1999 by and among J.D. Edwards & Company, a Delaware corporation ("Parent"), J.D. Edwards Nova Scotia Company, a Nova Scotia company and an indirect wholly owned subsidiary of Parent ("Buyer"), St. Michael's Trust Corporation, a Barbados corporation (the "Trustee"), as trustee of the Schengili Trust (the "Trust"), for and on behalf of the Trust, Numetrix Holdings, S.A., a Luxembourg corporation wholly owned by the Trust ("Luxco"), Numetrix Holdings B.V., a Netherlands corporation and a wholly owned subsidiary of Luxco (the "Direct Holder"), Numetrix Limited, an Ontario company (the "Company"), and Josef J. Schengili, an individual ("JS," and, collectively with Luxco, the Direct Holder and the Trustee, the "Beneficial Holders").

                                    RECITALS

         A. The Boards of Directors of each of Parent, Buyer, the Direct Holder, Luxco and the Company believe it is in the best interests of each company and their respective shareholders that Buyer acquire the Company (the "Acquisition") through the purchase by Buyer of all Common Shares and Preferred Shares (each as defined herein) in the share capital of the Company.

         B. The Direct Holder is the owner of and has good and valid title, free and clear of any legal or equitable encumbrances, to 40,000,000 Common Shares (the "Purchased Common Shares") and JS is the owner of and has good and valid title, free and clear of any legal or equitable encumbrances, to 600,000 Preferred Shares (the "Purchased Preferred Shares," and collectively with the Purchased Common Shares, the "Purchased Shares").

         C. In connection with the Acquisition, (i) the Direct Holder desires to sell to Buyer, and Buyer wishes to purchase from the Direct Holder, all of the Purchased Common Shares, and (ii) JS desires to sell to Buyer, and Buyer wishes to purchase from JS, all of the Purchased Preferred Shares (such purchases, collectively, the "Purchase"), subject to the terms and conditions herein.

         D. Parent, Buyer, the Beneficial Holders, the Trustee and the Company desire to make certain representations and warranties and other agreements in connection with the Purchase.

         NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

                                    ARTICLE I

                 ARTICLE I PURCHASE AND SALE OF PURCHASED SHARES

          I.1  Purchase and Sale of Purchased Shares.

               (a)  Purchased Common Shares. At the Closing (as defined in
Section 1.2 hereof), and subject to and upon the terms and conditions of this Agreement, the Direct Holder will sell, transfer, convey, assign and deliver to Buyer and Buyer will purchase and acquire from the Direct Holder, good and valid title to the Purchased Common Shares, free and clear of any liens, claims, charges, restrictions, pledges, security interests, options, rights of any nature or other legal or equitable encumbrances. At the Closing, the Direct Holder will deliver to Buyer duly executed instruments of transfer and assignment of the Purchased Common Shares sufficient to vest in Buyer the interests in the Purchased Common Shares in accordance with the terms of this Agreement.

               (b) Purchased Preferred Shares. At the Closing, and subject to and upon the terms and conditions of this Agreement, JS will sell, transfer, convey, assign and deliver to Buyer and Buyer will purchase and acquire from JS, good and valid title to the Purchased Preferred Shares, free and clear of any liens, claims, charges, restrictions, pledges, security interests, options, rights of any nature or other legal or equitable encumbrances. At the Closing, JS will deliver to Buyer duly executed instruments of transfer and assignment of the Purchased Preferred Shares sufficient to vest in Buyer the interests in the Purchased Preferred Shares in accordance with the terms of this Agreement.

               (c) Separate Obligations. The obligations of the Direct Holder and JS to sell, respectively, the Purchased Common Shares and the Purchased Preferred Shares to Buyer are separate obligations and not joint and several obligations.

          I.2 Closing. Unless this Agreement is earlier terminated pursuant to Section 10.1 hereof, the closing of the purchase and sale of the Purchased Shares (the "Closing") will take place as promptly as practicable, but no later than five (5) business days, following satisfaction or waiver of the conditions set forth in Article VII hereof, (but in no event sooner than June 1, 1999, if the Section 116 Certificate (as defined in Section 1.3(c) has not been obtained) at the offices of Aird & Berlis in the City of Toronto, Ontario, unless another place or time is agreed to by Parent and the Direct Holder. The date upon which the Closing actually occurs is herein referred to as the "Closing Date."

          I.3  Consideration and Payment.

               (a)  Definitions.

                    (i) Aggregate Share Number. The "Aggregate Share Number" shall mean the aggregate number of Common Shares (as defined in Section 2.2(a)) outstanding immediately prior to the Closing.

                    (ii) Company Purchase Price. The "Company Purchase Price" shall mean $83,000,000, less:

                         (A)  any amounts paid by the Company or Buyer at or
prior to the Closing, or to be paid by the Company after the Closing pursuant to signed agreements entered into prior to the Closing, to the holders of Convertible Securities (as defined in Section 2.2(b)) in order to obtain the cancellation of such Convertible Securities as contemplated by Section 6.1 hereof (net of any amounts paid to the Company at or prior to the Closing upon exercise of Company Options); provided that any payment by Buyer prior to the Closing (or by the Company after the Closing pursuant to binding agreements signed prior to the Closing) shall be subject to the consent of the Direct Holder, which consent shall not unreasonably be withheld; and

                         (B)  the amount by which the sum of (I) all Third Party
Expenses (as defined in Section 6.4) incurred by the Company in connection with the transactions contemplated hereby (subject to adjustment as provided in Section 6.4) plus (II) the aggregate of all alternate transaction fees payable (or which at any point in the future may become payable) by the Company pursuant to the letter agreement among the Company and HSBC James Capel Canada Inc., dated as of January 12, 1999 (the "HSBC Engagement Letter") exceeds $500,000.

                    (b)  Purchase Price.

                         (i)  Purchased Preferred Shares. The purchase price to
be paid by Buyer with respect to the Purchased Preferred Shares at the Closing (the "JS Purchase Price") shall be equal to CDN $4,687,500, which payment shall be made in US dollars by wire transfer of immediately available funds to an account or accounts designated by JS or by the delivery to JS of a certified check or bank draft payable in lawful money of the United States in accordance with a direction to the Buyer executed by JS.

                         (ii) Purchased Common Shares. The purchase price to be
paid by Buyer with respect to the Purchased Common Shares at the Closing (the "Direct Holder Purchase Price") shall be equal to (x) the Company Purchase Price less the JS Purchase Price, multiplied by (y) a fraction, the numerator of which shall be the number of Purchased Common Shares, and the denominator of which shall be the Aggregate Share Number. The Direct Holder Purchase Price shall be payable as follows:

                         (A)  by delivery to the Escrow Agent (as defined in
Section 8.2) of an amount equal to ten percent (10%) of the Company Purchase Price (the "Primary Escrow Amount"), which amount shall be held by the Escrow Agent subject to the Escrow Agreement (as defined in Section 8.2);

                         (B)  by delivery to the Escrow Agent of an amount equal
to the product of (x) the aggregate number of Common Shares issuable upon exercise or conversion of all Convertible Securities outstanding as of the Closing (but excluding from such number all Common Shares underlying Convertible Securities outstanding as of the Closing for which an adjustment has been made to the Company Purchase Price under Section 1.3(a)(ii)(A)) and (y) $1.80 (the "Secondary Escrow Amount"), which amount shall be held by the Escrow Agent subject to the Escrow Agreement; and

                         (C)  by delivery to the Tertiary Escrow Agent (as
defined in Section 8.2) of an amount equal to forty percent (40%) of the Company Purchase Price (the "Tertiary Escrow Amount," and, together with the Primary Escrow Amount and the Secondary Escrow Amount, the "Aggregate Escrow Amount"), which amount shall be held by the Tertiary Escrow Agent subject to the Tertiary Escrow Agreement (as defined in Section 8.2);

                         (D)  subject to Section 1.3 (c) below, by payment to
the Direct Holder of an amount equal to the difference between the Direct Holder Purchase Price and the Aggregate Escrow Amount, which payment shall be made by wire transfer of immediately available funds to an account or accounts designated by the Direct Holder or by the delivery to the Direct Holder of a certified check or bank draft made payable in lawful money of the United States in accordance with a direction to the Buyer executed by the Direct Holder.

                    (iii) Per Share Purchase Price. As used in this Agreement, the "Per Share Purchase Price" shall mean the quotient obtained by dividing (x) the Company Purchase Price less the JS Purchase Price, by (y) the Aggregate Share Number.

               (c)  Section 116 Certificate.

                    (i) If a certificate pursuant to subsection 116(2) of the Income Tax Act (Canada) (the "Section 116 Certificate") is not delivered by the Direct Holder to the Buyer at or before the Closing with a certificate limit not less than the Direct Holder Purchase Price, Buyer shall be entitled to withhold from the Direct Holder Purchase Price an amount equal to 40% of the Company Purchase Price (the "Withheld Amount"), such amount to be held in escrow by Aird & Berlis pursuant to an escrow agreement to be agreed upon by the parties prior to the Closing (which agreement shall provide that the Withheld Amount shall be placed in an interest-bearing account), pending release in accordance with
Section 1.3(c)(ii) or remission to the Receiver General of Canada in accordance with Section 1.3(c)(iii).

                    (ii) If the Direct Holder delivers to Buyer prior to the 25th day after the end of the month in which the Closing occurs a certificate issued by the Canadian Minister of National

Revenue with a certificate limit not less than the Direct Holder Purchase Price under subsection 116(2) or (4) of the Income Tax Act (Canada), within two business days thereof, Buyer shall direct Aird & Berlis to pay the Withheld Amount plus any interest on the Withheld Amount (less the amount of any withholding tax on such interest), if any, to the Direct Holder by wire transfer of immediately available funds to an account or accounts to be designated by the Direct Holder, or certified check or bank draft made payable in lawful money of the United States in accordance with a direction to the Buyer executed by the Direct Holder.

                    (iii) If the Direct Holder does not deliver to Buyer the certificate described in clause (i) or (ii) above, Aird & Berlis, on behalf of the Buyer, shall on or before the 30th day after the end of the month in which the Closing occurs (A) remit to the Receiver General of Canada the amount required to be remitted pursuant to section 116 of the Income Tax Act (Canada) and the amount so remitted shall be credited to Buyer as a payment to the Direct Holder on account of the Direct Holder Purchase Price, and (B) within two business days thereof pay the remaining portion of the Withheld Amount plus any interest on the Withheld Amount (less the amount of any withholding tax on such interest), if any, to the Direct Holder by wire transfer of immediately available funds to an account or accounts to be designated by the Direct Holder, or certified check or bank draft made payable in lawful money of the United States in accordance with a direction to the Buyer executed by the Direct Holder.

          I.4  Surrender of Certificates.

               (a) Surrender of Certificates. The Direct Holder and JS shall each deliver to Buyer at the Closing all certificates, duly endorsed for transfer, representing all of the Purchased Shares (the "Certificates").

               (b) Lost, Stolen or Destroyed Certificates. In the event any Certificates evidencing the Purchased Shares shall have been lost, stolen or destroyed, the Direct Holder and JS, as applicable, shall deliver to the Buyer an affidavit of that fact and a bond in such sum as Buyer may reasonably request as indemnity against any claim that may be made against Buyer with respect to the Certificates alleged to have been lost, stolen or destroyed.

          I.5 Taking of Necessary Action; Further Action. If, at any time after the Closing, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest Buyer with full right, title and possession to the Purchased Shares purchased hereunder, each Beneficial Holder agrees to take promptly all such lawful and necessary action.

                                   ARTICLE II

              REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY


          Except as disclosed in a document dated as of the date hereof referring specifically to the representations, warranties or covenants in this Agreement which reasonably identifies the basis for an exception to a representation, warranty or covenant in this Agreement and which is delivered by the Company and the Beneficial Holders to Parent and Buyer prior to the execution of this Agreement (the "Company Schedules"), the Company and each Beneficial Holder other than JS jointly and severally represent and warrant, and JS severally represents and warrants, to Parent and Buyer as set forth below and acknowledge that Parent and Buyer are relying on such representations and warranties in connection with Buyer's purchase of the Purchased Shares and the Other Common Shares (as defined in Section 2.2(c)).

          II.1 Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Province of Ontario. Each of the Company's subsidiaries is duly organized, validly existing and in good standing in the jurisdiction of its organization. The Company and each of its subsidiaries has the corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have, or would reasonably be expected to have, a material adverse effect on the business, financial condition, results of operations, assets (including intangible assets), liabilities or prospects of the Company and its subsidiaries, taken as a whole (hereinafter referred to as a "Material Adverse Effect"). The Company and each of its subsidiaries has delivered a true and correct copy of its Articles of Incorporation and Bylaws (or equivalent organizational documents), each as amended to date, to Parent and Buyer.

          II.2 Company Share Capital

               (a) The authorized share capital of the Company consists of an unlimited number of common shares ("Common Shares"), of which 42,000,000 shares are issued and outstanding as of the date hereof, and 600,000 of 6% non-cumulative redeemable preferred shares ("Preferred Shares"), of which 600,000 shares are issued and outstanding. All of the Preferred Shares are held of record by JS. The Common Shares are held of record by the persons, with the addresses of record and in the amounts, set forth on Schedule 2.2(a). All outstanding Common Shares and Preferred Shares are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound.

               (b) The Company has reserved 6,000,000 Common Shares for issuance to employees and consultants pursuant to the 1997 Share Option Plan (the "1997 Plan"), of which 4,643,400 shares are subject to outstanding, unexercised options; 1,356,600 shares remain available for future grant; and no shares have been issued pursuant to the exercise of options. The Company has reserved 1,509,600 Common Shares for issuance to employees and consultants pursuant to the 1996 Share Option Plan (the "1996 Plan," and, together with the 1997 Plan, the "Share Option Plans"), of which 1,509,600 shares are subject to outstanding, unexercised options; no shares remain available for future grant; and no shares have been issued pursuant to the exercise of options. The Company has issued a warrant (the "Warrant") to HSBC Capital Canada Inc. ("HSBC"). The

Warrant entitles the holder thereof to purchase up to 1,200,000 Common Shares. The Company has provided Parent and Buyer with a true and correct copy of the Warrant. Schedule 2.2(b) sets forth, for each such outstanding option under the Share Option Plans (a "Company Option") and the Warrant, the name of the registered holder of such Company Option or Warrant, the number of Common Shares subject to such Company Option or Warrant, the exercise price of such Company Option or Warrant and the vesting schedule for the Warrant. The Company Options and the Warrant set forth in Schedule 2.2(b) are referred to in this Agreement as the "Convertible Securities." Except for the Convertible Securities set forth in Schedule 2.2(b), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound obligating the Company or any of its subsidiaries to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares in the share capital of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.

               (c) The Common Shares set forth in Schedule 2.2(a), excluding the Common Shares held by the Direct Holder, are referred to herein as the "Other Common Shares," and, together with the Convertible Securities set forth in Schedule 2.2(b), are collectively referred to herein as the "Other Securities." The Purchased Shares and the Other Securities, when taken together, represent all of the issued and outstanding shares in the share capital of the Company, and all options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares in the share capital of the Company. Neither the Company nor any Beneficial Holder is a party to any agreement with any other shareholder governing the business and affairs of the Company, including without limitation any unanimous shareholder agreement within the meaning of the Business Corporations Act (Ontario).

          II.3 Subsidiaries. Except as set forth in Schedule 2.3, the Company does not have any subsidiaries or affiliated companies and does not otherwise own any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity. The Company owns all of the issued share capital of each of its subsidiaries. Schedule 2.3 sets forth the jurisdiction of organization, issued and outstanding shares, registered shareholders, directors and officers of each of the Company's subsidiaries.

          II.4 Authority. The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. Except as set forth in Schedule 2.4, the execution and delivery of this Agreement by the Company does not, and, as of the Closing, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Articles of Incorporation or Bylaws of the Company or the equivalent organizational documents of its subsidiaries, or any shareholders agreement known to the Company or resolution of the Company's board of directors or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation, or any judgment, decree, order or award of any court, governmental body or arbitrator having jurisdiction over the Company or any Beneficial Holder, applicable to the Company or any of its subsidiaries or their respective properties or assets, except where such failure or conduct would not have or could not reasonably be expected to have a Material Adverse Effect. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency, board or commission or other federal, provincial, state, county, local, municipal or foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party (so as not to trigger any Conflict) is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for: (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable provincial, federal and state securities laws; (ii) the filing with appropriate Canadian authorities of such forms as may be required by the Investment Canada Act (Canada); (iii) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on
Schedule 2.4; and (iv) such other consents, waivers, authorizations, filings, approvals and registrations the absence of which would not have or could not reasonably be expected to have a Material Adverse Effect.

          II.5 Company Financial Statements. Schedule 2.5 sets forth the Company's unaudited consolidated balance sheet as of February 28, 1999 (the "Balance Sheet") and the related unaudited consolidated statements of operations, stockholders' equity and cash flows for the year then ended, and the footnotes thereto, and the Company's unaudited consolidated balance sheet as of February 28, 1998 and the related unaudited consolidated statements of operations, stockholders' equity and cash flows for the year then ended, and the footnotes thereto (all such 1998 and 1999 financial statements and notes, collectively, the "Company Financials"). The Company Financials present fairly in all material respects the financial position and the results of operations of the Company and its subsidiaries as of the dates and during the periods indicated therein in accordance with Canadian generally accepted accounting principles ("Canadian GAAP"), applied on a basis consistent throughout the periods indicated and consistent with each other, provided that the unaudited financial statements as of and for the year ending February 28, 1999 have been prepared in contemplation of an initial public offering of the Company's securities. At least five days prior to the Closing, the Company shall deliver equivalent audited financial statements for such periods, which shall not differ in any material respect from the Company Financials other than that they shall have been prepared on the assumption that the initial public offering will not proceed and instead that the Acquisition will be concluded on substantially the terms set forth herein and will be prepared in accordance with United States generally accepted accounting principles ("US GAAP"). Upon delivery, such audited financial statements shall become the "Company Financials" and shall replace the previously delivered unaudited financials for all purposes herein (and the balance sheet as of February 28, 1999 included therein shall thereafter constitute the "Balance Sheet" referred to herein).

          II.6 No Undisclosed Liabilities. Except as set forth in Schedule 2.6, neither the Company nor any of its subsidiaries has any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (where required to be reflected in financial statements in accordance with generally accepted accounting principles), except for those liabilities which are reflected in the Company Financials or those liabilities incurred after February 28, 1999 in the ordinary course of business consistent with past practice.

          II.7 No Changes. Except as set forth in Schedule 2.7, since the date of the Balance Sheet, there has not been, occurred or arisen any:

               (a) transaction by the Company or any of its subsidiaries except in the ordinary course of business as conducted on the date of the Balance Sheet and consistent with past practices;

               (b) amendments or changes to the Articles of Incorporation or Bylaws or other constating documents of the Company or any of its subsidiaries;

               (c) capital expenditure or commitment by the Company or any of its subsidiaries, either individually or in the aggregate, exceeding $50,000;

               (d) destruction of, damage to or loss of any material assets, business or customer of the Company or any of its subsidiaries (whether or not covered by insurance);

               (e) claim of wrongful discharge or dismissal or other unlawful labor practice or action or, to the Company's knowledge, any union, collective bargaining or labor organizing activity;

               (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or any of its subsidiaries, or any disagreement between the Company and its auditors;

               (g) revaluation by the Company or any of its subsidiaries of any of its assets which individually or in the aggregate would be material, including without limitation any write down of the value of any inventory;

               (h) declaration, setting aside or payment of a dividend or other distribution with respect to the shares in the share capital of the Company or the share capital of any of the Company's subsidiaries, or any direct or indirect redemption, purchase or other acquisition by the Company of any shares in the share capital of the Company or by any of the Company's subsidiaries of shares of their share capital;

               (i) increase in the salary or other compensation payable or to become payable by the Company or any of its subsidiaries to any of the Company's officers, directors, employees, consultants or advisors, or the declaration, payment or commitment or obligation of any kind for the payment of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement;

               (j) sale, lease, license or other disposition of any of the assets or properties of the Company or any of its subsidiaries, except in the ordinary course of business as conducted on that date and consistent with past practices;

               (k) amendment or termination of any Contract (as defined in Section 2.12);

               (l) loan by the Company or any of its subsidiaries to any person or entity, incurring by the Company or any of its subsidiaries of any indebtedness, guaranteeing by the Company or any of its subsidiaries of any indebtedness, issuance or sale of any debt securities of the Company or any of its subsidiaries or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

               (m) waiver or release of any material right or claim of the Company or any of its subsidiaries, including any write-off or other compromise of any account receivable of the Company or any of its subsidiaries in an amount exceeding $50,000 in the aggregate;

               (n) notice of any claim of ownership by a third party of any Company Intellectual Property (as defined in Section 2.11 below) or of infringement by the Company or any of its subsidiaries of any third party's intellectual property rights;

               (o) issuance or sale by the Company or any of its subsidiaries of any shares in the share capital of the Company or any of its subsidiaries, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities, except pursuant to the exercise or conversion of any Convertible Securities outstanding on the date hereof;

               (p) change in pricing or royalties set or charged by the Company or any of its subsidiaries to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Company Intellectual Property to the Company or any of its subsidiaries except in the ordinary course of business;

               (q) payment, discharge or satisfaction of any encumbrance, liability or obligation of the Company or any of its subsidiaries (whether absolute, accrued, contingent or otherwise, and whether due or to become due) other than payment of accounts payable, scheduled loan payments and tax liabilities incurred in the ordinary course of business;

               (r) forward purchase contracts or forward sales commitments, other than in the ordinary course of business;

               (s) event or condition of any character that has or could be reasonably expected to have a Material Adverse Effect on the Company or any of its subsidiaries; or

               (t) negotiation or agreement by the Company or any of its subsidiaries or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (s) (other than negotiations with Buyer, Parent and their representatives regarding the transactions contemplated by this Agreement).

          II.8 Tax and Other Returns and Reports.

               (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or, collectively, "Taxes," means any and all provincial, federal, state, local, municipal and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, goods and services, use and occupation, workers' compensation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, customs, excise and property taxes, together with all assessments and reassessments, interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for Taxes of a predecessor entity.

               (b)  Tax Returns and Audits. Except as set forth in Schedule 2.8:

                    (i) Each of the Company and its subsidiaries as of the Closing will have prepared and filed all required provincial, federal, state, local and foreign returns, estimates, declarations, information statements and reports ("Returns") required to be filed with any governmental or taxing authority relating to any and all Taxes concerning or attributable to the Company or any of its subsidiaries or their operations and such Returns are true and correct and have been completed in accordance with applicable law.

                    (ii) Each of the Company and its subsidiaries as of the
Closing: (A) will have paid or accrued all Taxes it is required to pay or accrue and (B) will have withheld from each payment made to its past or present employees, officers, directors, independent contractors, creditors, stockholders or other third parties all Taxes and other material deductions required to be withheld and have, within the time required by law, paid such withheld amounts to the proper governmental authorities.

                    (iii) Neither the Company nor any of its subsidiaries has been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company or any of its subsidiaries, nor has the Company or any of its subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any

Tax. There are no matters relating to Taxes under discussion between any Governmental Entity and the Company or any subsidiary.

                    (iv) No audit or other examination of any Return of the Company or any of its subsidiaries is currently in progress, nor has the Company or any of its subsidiaries been notified of any request for such an audit or other examination, nor is any Governmental Entity asserting, or to the Company's knowledge, threatening to assert against the Company or any of its subsidiaries any claim for Taxes.

                    (v) Neither the Company nor any of its subsidiaries has any liabilities as of February 28, 1999 for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against in accordance with Canadian GAAP on the Balance Sheet (or, following delivery of the audited Company Financials as contemplated by the last sentence of Section 2.5, in accordance with US GAAP), whether asserted or unasserted, contingent or otherwise, and neither the Company nor any of its subsidiaries has knowledge of any basis for the assertion of any such liability attributable to the Company or any of its subsidiaries, their assets or operations.

                    (vi) The Company and its subsidiaries have provided to Parent and Buyer copies of all federal, provincial and state income, provincial goods and services and all state sales and use Tax Returns for the Company and each of its subsidiaries that have been requested by Parent and Buyer.

                    (vii) Each of the Company and its subsidiaries has remitted to the appropriate Tax authority when required by law to do so all amounts collected by it on account of Taxes under Part IX of the Excise Tax Act (Canada) and any similar provincial legislation and in respect of retail sales tax.

                    (viii) There are (and as of immediately following the Closing there will be) no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("Liens") on the assets of the Company or any of its subsidiaries relating or attributable to Taxes except for Liens for Taxes not yet due and payable.

                    (ix) Neither the Company nor any of its subsidiaries has any knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company or any of its subsidiaries.

                    (x) As of the Closing, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company or any of its subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the U.S. Internal Revenue Code of 1986, as amended (the "Code").

                    (xi) Neither the Company nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have
Section 341(f)(2) of the Code apply to
any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company or any of its subsidiaries.

                    (xii) Neither the Company nor any of its subsidiaries is a party to a Tax sharing or allocation agreement and is not liable for the Taxes of any other person, whether as a transferee or successor or by contract or otherwise, nor does the Company or any of its subsidiaries owe any amount under any such agreement.

                    (xiii) Each of the Company's and each of its subsidiaries' Tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on the Company's and each of its subsidiaries' Tax books and records.

                    (xiv) Neither the Company nor any of its subsidiaries has participated in or cooperated with a boycott under Section 999 of the Code.

                    (xv) No power of attorney has been granted by the Company or any of its subsidiaries with respect to any matter relating to Taxes.

                    (xvi) Neither the Company nor any of its subsidiaries has requested or received a ruling from any taxing authority or secured a closing agreement with any taxing authority.

                    (xvii) With respect to the Company and each of its subsidiaries neither (i) 75% or more of the gross revenue of such corporation is passive income (within the meaning of Section 1297(b) of the Code), nor (ii) the average percentage of assets (by value) held by such corporation which produced passive income or which are held for the production of passive income is at least 50%.

                    (xviii) To the Company's knowledge, no circumstances exist which would make the Company or any subsidiary subject to the application of any of sections 79 to 80.04 of the Income Tax Act (Canada). Neither the Company nor any of its subsidiaries have acquired property or services from or disposed of property or provided services to, a person with whom it does not deal at arm's length (within the meaning of the Income Tax Act (Canada)) for an amount that is other than the fair market value of such property or services, or has been deemed to have done so for purposes of the Income Tax Act (Canada).

                    (xix) The Company has not deducted any material amounts in computing its income in a taxation year which may be included in a subsequent taxation year under Section 78 of the Income Tax Act (Canada).

                    (xx) The Company's non-capital losses and investment tax credits for purposes of the Income Tax Act (Canada) and for provincial income tax purposes for the year ended February 28, 1998, and the Company's estimate of such losses and credits for the year ended February 28, 1999, are set forth in
Schedule 2.8(b)(xx).

          II.9 Restrictions on Business Activities. Except as set forth in
Schedule 2.9, there is no agreement (non-compete or otherwise), commitment, judgment, injunction, order or decree to which the Company or any of its subsidiaries is a party or otherwise binding upon the Company or any of its subsidiaries which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of the Company or any of its subsidiaries, any acquisition of property (tangible or intangible) by the Company or any of its subsidiaries or the conduct of business by the Company or any of its subsidiaries. Without limiting the foregoing, neither the Company nor any of its subsidiaries has entered into any agreement under which the Company or any of its subsidiaries is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

          II.10 Title to Properties; Absence of Liens and Encumbrances.

               (a) Except as set forth in Schedule 2.10(a), neither the Company nor any of its subsidiaries owns any real property, nor has the Company or any of its subsidiaries ever owned any real property. Schedule 2.10(a) also sets forth a list of all real property currently leased by the Company and any of its subsidiaries, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental and/or other fees payable under any such lease. Except as disclosed in Schedule 2.10(a), the Company and/or its subsidiaries, as appropriate, occupy such leased property and have the exclusive right to occupy such leased property. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

               (b) Each of the Company and its subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens (as defined in Section 2.8(b)(viii)), except as reflected in the Company Financials or in Schedule 2.10(b) or in respect of leases disclosed in Schedule 2.10(a) and except for liens for Taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

         II.11 Intellectual Property.

               (a) For the purposes of this Agreement, the following terms have the following definitions:

          "Intellectual Property" means any or all of the following and all rights in, arising out of, or associated therewith: (i) all Canadian, United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof ("Patents"); (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data, formulae, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world; (iv) all mask works, mask work registrations and applications therefor; (v) all industrial designs and any registrations and applications therefor throughout the world; (vi) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world; (vii) all databases and data collections and all rights therein throughout the world; (viii) all licenses, registered user agreements and like rights; (ix) all computer software including all source code, object code, firmware, development tools, files, records and data, as well as all media on which any of the foregoing is recorded; (x) any similar, corresponding or equivalent rights to any of the foregoing; and (xi) all documentation related to any of the foregoing.

          "Company Intellectual Property" shall mean any Intellectual Property that (i) is owned by (ii) was exclusively licensed to, or (iii) was developed or created by, the Company or any subsidiary of the Company.

          "Registered Intellectual Property" shall mean all Canadian, United States, and other foreign: (i) patents, patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered user agreements; (iv) registered copyrights and applications for copyright registration; (v) any mask work registrations and applications to register mask works; and (vi) any other Company Intellectual Property that is subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority.

               (b) Schedule 2.11(b) lists all Registered Intellectual Property owned by, licensed to, or filed in the name of, the Company or any of its subsidiaries (the "Company Registered Intellectual Property") and lists any proceedings or actions before any court, tribunal (including the Canadian or United States Patent and Trademark Offices or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property.

               (c) Each item of Company Intellectual Property, including all Company Registered Intellectual Property listed in Schedule 2.11(b), is free and clear of any Liens except as reflected in the Company Financials or Schedule 2.10(b). Each of the Company and its subsidiaries (i) to its knowledge is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of the Company and its subsidiaries, including the sale of any products or technology or the provision of any services by the Company or its subsidiaries and (ii) owns exclusively, and has good title to, all copyrighted works that are products of the Company or any of its subsidiaries or other works of authorship that the Company or its subsidiaries otherwise purports to own other than the third party licensed trade marks, trade names, copyrighted works and other works listed in Schedule 2.11(c).

               (d) To the extent that any Intellectual Property has been developed or created by any person other than the Company or its subsidiaries which the Company or its subsidiaries has, directly or indirectly, acquired, the Company or its relevant subsidiary has a written agreement with such person with respect thereto and the Company or its subsidiaries thereby has obtained ownership of, and is the exclusive owner of, all rights in such Intellectual Property (including the right to seek past and future damages with respect to such Intellectual Property) to the Company.

               (e) Except as set forth in Schedule 2.11(e)(i), neither the Company nor any of its subsidiaries has transferred ownership of or granted any license of or right to use or authorized the retention of any rights to use any Intellectual Property that is or was Company Intellectual Property, to any other person, other than pursuant to agreements entered into in the ordinary course of business which are substantially identical to the Company's standard form of license agreement attached hereto as Schedule 2.11(e)(ii) ("Standard License Agreements").

               (f) The Company and its subsidiaries owns or has a written license to all Intellectual Property used in and/or necessary to the conduct of its business as it currently is conducted, including the design, development, manufacture, use, licensing, copying, distribution or other exploitation, import and sale of the products, technology and services of the Company and its subsidiaries and all products, technology or services currently under development.

               (g) Other than "shrink-wrap" and similar widely available commercial end-user licenses (each, an "End-User License"), the contracts, licenses and agreements listed in Schedule 2.11(g) include all contracts, licenses and agreements to which the Company or any of its subsidiaries is a party with respect to any Intellectual Property of any person other than the Company or any of its subsidiaries. No person other than the Company or any of its subsidiaries has ownership rights to improvements made by the Company or any of its subsidiaries in Intellectual Property which has been licensed to the Company or any of its subsidiaries.

               (h) Schedule 2.11(h) lists all contracts, licenses and agreements in respect of software programs owned by third parties (whether or not such contract, license or agreement is with such third parties), between the Company or any of its subsidiaries and any other person wherein or whereby the Company or any of its subsidiaries has agreed to, or assumed, any material obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any material obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or any of its subsidiaries or such other person of the Intellectual Property of any person other than the Company or any of its subsidiaries other than as provided for in the Company's Standard License Agreement.

               (i) (X) The operation of the Business does not infringe or misappropriate the Intellectual Property (other than Patents) of any person, violate the rights of any person (including rights to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction, and neither the Company nor any of its subsidiaries has received notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company or any of its subsidiaries infringes or misappropriates the Intellectual Property (other than Patents) of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor is the Company or any of its subsidiaries aware of any basis therefor).

                    (Y) The operation of the Business does not infringe or misappropriate the Patents of any person, and neither the Company nor any of its subsidiaries has received notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company or any of its subsidiaries infringes or misappropriates the Patents of any person (nor is the Company or any of its subsidiaries aware of any basis therefor). The representations and warranties of this Section 2.11(i)(Y) shall only apply to claims of infringement or misappropriation or violations arising from (i) the products or technology of the Company or any of its subsidiaries existing as of the Closing and (ii) products or technology under development as of the Closing.

               (j) To the Company's knowledge after reasonable investigation, each item of Company Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees in connection with such Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States, Canada or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property except for the trademarks for "Schedulex" included in the Company Intellectual Property as to which the Company has determined no longer to use or maintain the registration. Schedule 2.11(j) lists all actions that must be taken by the Company or any of its subsidiaries within sixty (60) days of the Closing, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Company Intellectual Property.

               (k) There are neither contracts, licenses nor agreements between either the Company or any of its subsidiaries on the one hand and any other person on the other with respect to Company Intellectual Property under which there is any dispute known to the Company or any of its subsidiaries regarding the scope of such agreement or performance under such agreement including with respect to any payments to be made or received by the Company or any of its subsidiaries thereunder.

               (l) To the knowledge of the Company, no person is infringing or misappropriating any Company Intellectual Property.

               (m) Each of the Company and its subsidiaries has taken reasonable steps in accordance with normal industry practice to protect the rights of the Company and its subsidiaries in confidential information and trade secrets of the Company and its subsidiaries or provided by any other person to the Company or its subsidiaries. Without limiting the foregoing, all current employees except as set forth in Schedule 2.11(m)(i) and all former employees, consultants and contractors of the Company hired or engaged since March 31, 1996 have executed proprietary information, confidentiality and assignment agreements substantially in the Company's standard forms.

As a matter of contract or otherwise by law, no current or former employee, consultant or contractor of the Company or any subsidiary has rights to any Company Intellectual Property.

              (n) No Company Intellectual Property or product, technology or service of the Company or its subsidiaries is subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or its subsidiaries or may affect the validity, use or enforceability of such Company Intellectual Property.

              (o) To the knowledge of the Company, no (i) product, technology, service or publication of the Company or its subsidiaries, (ii) material published or distributed by the Company or its subsidiaries or (iii) conduct or statement of the Company or its subsidiaries, constitutes obscene material, a defamatory statement or material, false advertising or otherwise violates any law or regulation which would result in a Material Adverse Effect.

              (p) Except as set forth in Schedule 2.11(p), each of the Company and its subsidiaries has taken reasonable steps to ensure that the products of the Company and its subsidiaries (including existing products and technology and products and technology currently under development) will record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 1999, and will calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31, 1998, or calculate any information dependent on or relating to such dates (collectively, "Year 2000 Compliant"). Except as set forth in Schedule 2.11(p), each of the Company and its subsidiaries has taken reasonable steps to ensure that its products will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 1999. Except as set forth in Schedule 2.11(p), all of the Company's and its subsidiaries' internal computer and technology products and systems are Year 2000 Compliant.

              (q) Except as set forth in Schedule 2.11(q), neither the Company nor any of its subsidiaries is obligated to pay any royalties or other compensation to any person in respect of its ownership, use or license of any of the Company Intellectual Property.

          II.12    Agreements, Contracts and Commitments. Except as set forth on
Schedule 2.12(a), neither the Company nor any of its subsidiaries has, is a party to or is bound by:

                   (i)   any collective bargaining agreements,

                   (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations, other than reasonable notice provisions at common law,

                   (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

                    (iv) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or any consulting or sales agreement, contract or commitment under which any firm or other organization provides services to the Company or any of its subsidiaries,

                    (v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

                    (vi)   any fidelity or surety bond or completion bond,

                    (vii) any lease of personal property having a value individually in excess of $50,000,

                    (viii) any agreement of indemnification or guaranty,

                    (ix) any agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person,

                    (x) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $50,000,

                    (xi) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the business of the Company or any of its subsidiaries,

                    (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (viii) hereof,

                    (xiii) any purchase order or contract for the purchase of raw materials involving $35,000 or more,

                    (xiv)  any construction contracts,

                    (xv) any distribution, joint marketing or development agreement,

                    (xvi) any agreement pursuant to which the Company or any of its subsidiaries has granted or may grant in the future, to any party, a source-code license or option or other right to use or acquire source-code, or

                    (xvii) any other agreement, contract or commitment that involves $50,000 or more or is not cancelable without penalty within thirty (30) days.

                    Except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, as are all noted in Schedule 2.12(b), neither the Company nor any of its subsidiaries has breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any End-User License or any agreement, contract or commitment required to be set forth on Schedule 2.12(a) (any such End-User License or any agreement, contract or commitment, a "Contract," it being understood that this representation applies to license agreements, service agreements and management agreements in the Company's standard form, which shall constitute Contracts for purposes of this Agreement, but need not be included in
Schedule 2.12(a)). Each Contract is in full force and effect and, except as otherwise disclosed in Schedule 2.12(b), is not subject to any default thereunder of which the Company or any of its subsidiaries has knowledge by any party obligated to the Company or any of its subsidiaries pursuant thereto. The Company has no agreements with customers involving credit terms of more than one year.

          II.13 Interested Party Transactions. Except as set forth on Schedule 2.13, (i) no officer, director, Beneficial Holder or, to the Company's knowledge (without independent inquiry), any other shareholder of the Company or any of its subsidiaries, and (ii) to the Company's knowledge (without independent inquiry), no officer, director or shareholder of a shareholder, nor (iii) any relative or spouse of any of such persons or entities listed in (i) or (ii) above, or any trust, partnership or corporation in which any of such persons or entities has or has had an interest, has or has had, directly or indirectly, (A) an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, (B) an economic interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or (C) a beneficial interest in any contract or agreement set forth in Schedule 2.12(a) or Schedule 2.11(b); provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any entity" for purposes of this Section 2.13.

          II.14 Compliance with Laws. The Company has complied in all material respects with, is not in material violation of, and has not received any notices of violation with respect to, any Canadian, U.S., foreign, provincial, federal, state or local statute, law or regulation.

          II.15 Litigation. Except as set forth in Schedule 2.15, there is no action, suit or proceeding of any nature pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries, their respective properties or any of their respective officers or directors, in their respective capacities as such nor has the Company or any of its subsidiaries received any notice of commencement of any lawsuit or proceeding against, or investigation of, the Company or any of its subsidiaries or their respective affairs. Except as set forth in Schedule 2.15, there is no investigation pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries, their respective properties or any of their respective officers or directors by or before any

Governmental Entity. Schedule 2.15 sets forth, with respect to any such action, suit, proceeding or investigation identified therein, to the extent known, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. No Governmental Entity has at any time since January 1, 1994 challenged or questioned the legal right of the Company or any of its subsidiaries to develop, manufacture, offer or sell any of their respective products in the present manner or style thereof.

          II.16 Insurance. Each of the Company and its subsidiaries maintains valid and enforceable insurance which is identified in Schedule 2.16, and which contains provisions which are reasonable and customary in the Company's industry. There is no claim by the Company or any of its subsidiaries pending under any of such insurance as to which coverage has been questioned, denied or disputed by the underwriters of such insurance. True and complete copies of such insurance together with the most recent inspection reports, if any, received from insurance underwriters or others as to the condition of the property and assets of the Company and its subsidiaries have been provided to Buyer. All premiums due and payable under all such insurance have been paid, and the Company and its subsidiaries are otherwise in material compliance with the terms of such insurance (or other policies providing substantially similar insurance coverage). The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such insurance.

          II.17 Minute Books. The minute books of the Company and its subsidiaries made available to counsel for Parent and Buyer are the only minute books of the Company and its subsidiaries and contain, in all material respects, a reasonably accurate summary of all meetings of directors (or committees thereof) and shareholders or actions by written consent since the time of the amalgamation of the Company.

          II.18   Environmental Matters.

                  (a) Hazardous Materials. Neither the Company nor any of its subsidiaries has operated any underground storage tanks, and has no knowledge of the existence, without further inquiry, at any time, of any underground storage tank (or related piping or pumps), at any property that the Company or any of its subsidiaries has at any time owned, operated, occupied or leased. No Hazardous Materials (as defined below) are present as a result of the actions or omissions of the Company or any of its subsidiaries, or, to the knowledge of the Company, without further inquiry, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company or any of its subsidiaries has at any time owned, operated, occupied or leased.

                  (b) Hazardous Materials Activities. Neither the Company nor any of its subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any Environmental Laws as defined below in effect on or before the Closing, nor has the Company or its subsidiaries disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "Hazardous Materials Activities") in violation of any Environmental Laws or any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

                  (c) Permits. Each of the Company and its subsidiaries currently holds all environmental approvals, permits, orders, registrations, manifests, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of the Hazardous Material Activities of the Company and its subsidiaries and other businesses of the Company and its subsidiaries as and to the extent that such activities and businesses are currently being conducted.

                  (d) Compliance with Environmental Laws. The Company and its subsidiaries, the operation of their businesses, the property and assets owned, leased or used by the Company and its subsidiaries and the use, maintenance and operation thereof have been and are in compliance with all Environmental Laws. Each of the Company and its subsidiaries has complied in all material respects with all reporting and monitoring requirements under all Environmental Laws. Neither the Company nor any of its subsidiaries has received any notice of any non-compliance with any Environmental Laws, and neither the Company nor any of its subsidiaries has ever been convicted of an offense for non-compliance with any Environmental Laws or been fined or otherwise sentenced or settled such prosecution short of conviction.

                  (e) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the knowledge of the Company, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company or its subsidiaries. Neither the Company nor any of its subsidiaries is aware of any fact or circumstance which could involve the Company or its subsidiaries in any environmental litigation or impose upon the Company or its subsidiaries any environmental liability.

                  (f) Definition of "Hazardous Materials". As used herein, "Hazardous Materials" shall mean any substance that has been designated by any Governmental Entity or by any Environmental Law to be a pollutant, radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, oil and petroleum products, urea-formaldehyde and all substances listed as a "hazardous substance," "hazardous waste," "hazardous material" or "toxic substance" or words of similar import, under any Environmental Law.

                  (g) Definition of "Environmental Laws". As used herein, "Environmental Laws" shall mean all applicable statutes, regulations, ordinances, by-laws, and codes and all international treaties and agreements, now or hereafter in existence in Canada (whether federal, provincial or municipal) and, to the extent applicable to the conduct of the Company's Business in the United States (whether federal, state or local) or any other jurisdiction in which the Company or its subsidiaries carries on business relating to the protection and preservation of the environment, occupational health and safety, product safety or product liability including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Resource Conservation and Recovery Act of 1976, as amended; the Federal Water Pollution Control Act, as amended; the Clean Air Act, as amended; the Environmental Protection Act, R.S.O. 1990, c E.19 (Ontario), as amended; the Canadian Environmental Protection Act, R.S.C. 1985, C. 16 (4th Supp.), as amended; and the regulations promulgated pursuant to such laws.

          II.19   Brokers' and Finders' Fees; Third Party Expenses.
Except as set forth on Schedule 2.19, neither the Company nor any of its subsidiaries has incurred, nor will it or any of its subsidiaries incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or advisory fees or any similar charges in connection with this Agreement or any transaction contemplated hereby. Schedule 2.19 lists any agreement, written or oral, with respect to such fees. Schedule 2.19 sets forth the Company's current reasonable estimate of all Third Party Expenses (as defined in Section 6.4(a)) expected to be incurred by the Company and any of its subsidiaries in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

          II.20   Employee Matters and Benefit Plans.

                  (a) Compliance. Schedule 2.20(a) contains a true and complete list of each employee benefit plan or arrangement, and any plan, agreement or program providing for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation that (i) is entered into, maintained or contributed to, as the case may be, by the Company or any of its subsidiaries and (ii) covers any employee or former employee of the Company (collectively "Benefit Arrangements"). Each Benefit Arrangement has been maintained and administered in material compliance with its terms and with the requirements prescribed by any and all statutes, laws, ordinances and regulations which are applicable to such Benefit Arrangements. No Benefit Arrangement has unfunded liabilities that, as of the Closing Date, will not be offset by insurance or fully accrued or reserved against in the Balance Sheet. Except as required by law, no condition exists that would prevent Buyer or Parent or any of its subsidiaries from amending or terminating any Benefit Arrangement.

                  (b)  No Post-Employment Obligations. Except as set forth in
Schedule 2.20(b), no Benefit Arrangement provides, or has any liability to provide, life insurance, medical or other employee benefits to any current, former, or retired employee, consultant or director of the Company or any of its subsidiaries or any affiliate ("Employee") upon his or her retirement or termination of employment for any reason, except as may be required by statute, and neither the Company nor any of its subsidiaries has ever represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

                  (c) Certain Health Care Legislation. Neither the Company nor any of its subsidiaries nor any affiliate has, prior to the Closing and in any material respect, violated any of the health care continuation requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, the requirements of the Family Medical Leave Act of 1993, as amended or any similar provisions of state law applicable to its Employees.

                  (d)  Effect of Transaction.

                       (i) Except as set forth on Schedule 2.20(d)(i), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Benefit Arrangement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                       (ii) Except as set forth on Schedule 2.20(d)(ii), no payment or benefit which will or may be made by the Company or any of its subsidiaries or their affiliates or by Parent or Buyer or any of their affiliates with respect to any Employee as a result of the transactions contemplated by this Agreement or otherwise will be characterized as "parachute payment," within the meaning of Section 280G(b)(2) of the Code (but without regard to clause (ii) thereof).

                  (e) Employment Matters. Each of the Company and its subsidiaries (i) is in compliance in all material respects with all applicable provincial, federal, state, foreign and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). Without limiting the generality of the foregoing, the Company is in compliance with and there are no legal proceedings or proceedings of any kind under the Employment Standards Act (Ontario), the Pay Equity Act (Ontario), the Labour Relations Act (Ontario), the Workplace Safety & Insurance Act, 1997 (Ontario), the Occupational Health and Safety Act (Ontario) and the Human Rights Code (Ontario).

                  (f) Labor. No work stoppage or labor strike against the Company or any of its subsidiaries is pending or, to the best knowledge of the Company, threatened. Except as set forth in Schedule 2.20(f), neither the Company nor any of its subsidiaries is involved in or, to the knowledge of the Company, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in liability to the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the Labor Relations Act (Ontario) or the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a liability to the Company or any of its subsidiaries. Except as set forth in Schedule 2.20(f), neither the Company nor any of its subsidiaries is presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees, and no collective bargaining agreement is being negotiated by the Company or any of its subsidiaries.

          II.21 Employees. To the Company's knowledge, no employee of the Company or any of its subsidiaries is in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company or any of its subsidiaries because of the nature of the business conducted or presently proposed to be conducted by the Company or any of its subsidiaries or to the use of trade secrets or proprietary information of others. Except as set forth on Schedule 2.21, no notice has been given to the Company or any of its subsidiaries, nor is the Company otherwise aware, that any employee (other than office and clerical employees) intends to terminate his or her employment with the Company or any of its subsidiaries.

          II.22   Governmental Authorizations and Licenses. Each of the
Company and its subsidiaries possesses all material consents, licenses, permits, grants or other authorizations issued to the Company or its subsidiaries by a Governmental Entity (i) pursuant to which the Company or its subsidiaries currently operates or holds any interest in any of its properties or (ii) which is required for the operation of its business or the holding of any such interest therein (collectively called "Company Authorizations"), which Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company and/or its subsidiaries to operate or conduct its business or hold any interest in its properties or assets.

          II.23 Competition Act. The aggregate value of the assets in Canada, determined as of such time and in such manner as is prescribed by the Competition Act (Canada) and the regulations thereto, that are owned by the Company and its subsidiaries, other than assets that are shares of any of the Company's subsidiaries, does not exceed CDN $35 million, and the gross revenues from sales in or from Canada, determined for such annual period and in such manner as is prescribed by the Competition Act (Canada) and the regulations thereto, generated from the assets referred to above, do not exceed CDN $35 million.

          II.24 Employee Accruals. All accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, pension plan premiums, accrued wages, salaries and commissions and Employee Plan payments have been reflected on the books and records of the Company and its subsidiaries in accordance with generally accepted accounting principles, except that the Company does not accrue for unpaid vacation pay (except as set forth in Schedule 2.24).

          II.25 Major Customers. Schedule 2.25 sets out the names of certain major customers of the Company and its subsidiaries (the "Major Customers") and, to the Company's knowledge without further inquiry, there has been no, and the Company has no reason to believe that after the Closing Date there will be any, termination or cancellation of, and no material impairment in the business relationship between the Company or any of its subsidiaries and any such Major Customer except that might arise as a result of the change of ownership contemplated hereunder.

          II.26 Product Warranties. There are no outstanding warranty claims that would have a Material Adverse Effect on the Company, nor to the Company's knowledge, have any such claims been threatened.

          II.27 Representations Complete. None of the representations or warranties made by the Company or its subsidiaries or any Beneficial Holder (as modified by the Company Schedules), nor any statement made in any schedule or certificate furnished by the Company or any Beneficial Holder pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the shareholders of the Company in connection with soliciting their consent to this Agreement and the Acquisition, contains or will contain at the Closing, any untrue statement of a material fact, or omits or will omit at the Closing to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.


                                   ARTICLE III

                OTHER REPRESENTATIONS OF THE BENEFICIAL HOLDERS

          Each Beneficial Holder other than JS jointly and severally represents and warrants, and JS severally represents and warrants, to Parent and Buyer as follows:

          III.1 Organization; Authority. The Direct Holder is a corporation duly organized, validly existing and in good standing under the laws of The Netherlands. Luxco is a corporation duly organized, validly existing and in good standing under the laws of Luxembourg. The Direct Holder and each other Beneficial Holder has all requisite corporate or other power and authority to enter into this Agreement and to consummate the transactions contemplated hereby (including without limitation, in the case of the Direct Holder and JS, to sell, transfer and deliver the Purchased Shares to Buyer.) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including without limitation the sale, transfer and delivery of the Purchased Shares to Buyer) have been duly authorized by all necessary corporate or other action on the part of the Direct Holder and, to the extent applicable, each other Beneficial Holder. This Agreement has been duly executed and delivered by the Direct Holder and each other Beneficial Holder and constitutes the valid and binding obligation of same, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The execution and delivery of this Agreement by the Direct Holder and each other Beneficial Holder does not, and, as of the Closing, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Articles of Incorporation or Bylaws of the Direct Holder or, to the extent applicable, the similar organizational documents of any other Beneficial Holder, or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to any Beneficial Holder, or any judgment, decree, order or award of any court, governmental body, or arbitrator having jurisdiction over any Beneficial Holder. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity or any third party (so as not to trigger any Conflict) is required by or with respect to the Direct Holder or any other Beneficial Holder in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for: (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable provincial, federal and state securities laws; (ii) the filing with applicable Canadian authorities of such forms as may be required by the Investment Canada Act (Canada); and
(iii) such other consents, authorizations, filings, approvals and registrations the absence of which would not have or could not reasonably be expected to have a material adverse effect on any Beneficial Holder.

          III.2 Valid Title. The Direct Holder has valid and marketable title to the Purchased Common Shares and JS has valid and marketable title to the Purchased Preferred Shares.

          III.3 Transfer of Valid Title. Delivery of the Certificates pursuant to this Agreement will pass valid and marketable title to the Purchased Shares free and clear of any security interests, claims, liens, equities and other encumbrances.


                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER

          Each of Parent and Buyer represents and warrants to the Company and each Beneficial Holder as follows:

          IV.1 Organization, Standing and Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer is a company duly organized, validly existing and in good standing under the laws of the Province of Nova Scotia. Each of Parent and Buyer has the corporate power to own its properties and to carry on its business as now being conducted.

          IV.2 Authority. Parent and Buyer have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Buyer. This Agreement has been duly executed and delivered by Parent and Buyer and constitutes the valid and binding obligation of Parent and Buyer, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The execution and delivery of this Agreement by Parent and Buyer do not, and, as of the Closing Date, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Parent or similar organizational documents of Buyer or (ii) any agreement required to be filed by Parent as an exhibit to any registration statement or report filed with the United States Securities and Exchange Commission ("SEC"), or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Buyer which would have a Material Adverse Effect on Parent and its subsidiaries taken as a whole. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity or any third party (so as not to trigger any conflict) is required by Parent or Buyer in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for: (i) such consents, waivers, authorizations, filings, approvals and registrations which are required to be obtained by the Company; (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable provincial, federal and state securities laws;
(iii) the filing with applicable Canadian authorities of such forms as may be required by the Investment Canada Act (Canada); and (iv) such other consents, waivers, authorizations, filings, approvals and registrations, the absence of which could not reasonably be expected to have a material adverse effect on the business or financial condition of Parent and its subsidiaries taken as a whole.

          IV.3 SEC Documents; Parent Financial Statements. Parent has furnished or made available to the Company true and complete copies of all reports and registration statements (other than reports on Forms 3, 4 and 5 and registration statements on Form S-8) filed by it with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Securities Act of 1933, as amended (the "Securities Act"), for all periods since September 23, 1997, all in the form so filed (all of the foregoing being collectively referred to as the "SEC Documents"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC. The financial statements of Parent, including the notes thereto, included in the SEC Documents (the "Parent Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and present fairly the consolidated financial position of Parent at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments). There has been no change in Parent accounting policies except as described in the notes to the Parent Financial Statements.

          IV.4 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Parent or Buyer has received any notice of assertion against Parent or Buyer, which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.


                                    ARTICLE V

                          CONDUCT PRIOR TO THE CLOSING

          V.1     Conduct of Business of the Company.

                  (a) Company Conduct. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Closing, each Beneficial Holder shall cause the Company, and the Company agrees on its behalf and on behalf of each of its subsidiaries (except to the extent that Parent shall otherwise consent in writing), to carry on the business of the Company and its subsidiaries in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay the debts of the Company and its subsidiaries in substantially the same manner as heretofore conducted and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact the present business organization of the Company and its subsidiaries, keep available the services of the present officers and key employees of the Company and its subsidiaries and preserve the Company's and subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with them, all with the goal of preserving unimpaired the goodwill and ongoing businesses of the Company and its subsidiaries at and after the Closing. Each Beneficial Holder shall cause the Company, and the Company agrees on its behalf and on behalf of each of its subsidiaries, to promptly notify Parent of any event or occurrence or emergency not in the ordinary course of the business of the Company or any of its subsidiaries, and any material event involving or adversely affecting the Company, its subsidiaries or their respective businesses. Except as expressly contemplated by this Agreement, each Beneficial Holder shall cause the Company, and the Company agrees on its behalf and on behalf of each of its subsidiaries, not to take any of the following actions without the prior written consent of Parent, such consent not to be unreasonably withheld or delayed:

                        (i) Enter into any commitment, activity or transaction not in the ordinary course of business;

                        (ii) Transfer to any person or entity any rights to any Company Intellectual Property, other than pursuant to Standard License Agreements;

                        (iii) Enter into or amend any agreements pursuant to which any other party is granted manufacturing, marketing, distribution or similar rights of any type or scope with respect to any products of the Company or its subsidiaries;

                        (iv) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the agreements set forth or described in the Company Schedules;

                        (v)   Commence any litigation;

                        (vi) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of the shares in its share capital, or split, combine or reclassify any of the shares in its share capital or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares in the share capital of the Company or its subsidiaries, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares in the share capital of the Company or its subsidiaries (or options, warrants or other rights exercisable therefor);

                        (vii) Except for the issuance of Common Shares upon exercise or conversion of presently outstanding Convertible Securities or as contemplated herein, issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

                        (viii) Cause or permit to be made any amendments to its articles of incorporation or bylaws;

                        (ix) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company or its subsidiaries;

                        (x) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business and consistent with past practice;

                        (xi) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Company or its subsidiaries or guarantee any debt securities of others other than fluctuations under existing loan facilities;

                        (xii) Grant any severance or termination pay to any director, officer employee or consultant, except pursuant to existing agreements set forth in Schedule 2.12(a) or as required by applicable laws;

                        (xiii) Adopt or amend any employee benefit plan, program, policy or arrangement, or enter into any employment contract, extend any employment offer, pay or agree to pay any special bonus or special remuneration to any director, employee or consultant, or increase the salaries or wage rates of its employees, except as set forth in Schedule 5.1(a)(xiii);

                        (xiv) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable, other than in the ordinary course of business and consistent with past practice;

                        (xv) Excluding payroll obligations performed in the ordinary course, pay, discharge or satisfy, in an amount in excess of $50,000, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company Financials or incurred in the ordinary course of business consistent with past practice since February 28, 1999 and prior to the date hereof;

                        (xvi) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

                        (xvii) Enter into any strategic alliance, joint development or joint marketing arrangement or agreement;

                        (xviii) Fail to pay or otherwise satisfy its monetary obligations as they become due, except such as are being contested in good faith;

                        (xix) Waive or commit to waive any rights with a value in excess of $25,000, in any one case, or $50,000, in the aggregate;

                        (xx) Cancel, materially amend or renew any insurance policy other than in the ordinary course of business;

                        (xxi) Alter, or enter into any commitment to alter, its interest in any corporation, association, joint venture, partnership or business entity in which the Company or any of its subsidiaries directly or indirectly holds any interest on the date hereof; or

                        (xxii) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(i) through (xxi) above, or any other action that would prevent the Company or any its subsidiaries from performing or cause the Company or any of its subsidiaries not to perform its covenants hereunder.

                  (b) Parent and Buyer Conduct. Parent and Buyer shall promptly notify the Company of any event or occurrence which may be reasonably likely to prevent or materially delay Parent or Buyer from carrying out its material obligations under this Agreement.

          V.2 No Solicitation. Until the earlier of the Closing and the date of termination of this Agreement pursuant to the provisions of Section 10.1 hereof, each of the Company and each Beneficial Holder will not (nor will the Company or any Beneficial Holder permit any of its officers, directors, shareholders, agents, representatives or affiliates to), directly or indirectly, take any of the following actions with any party other than Parent and Buyer and their respective designees: (a) solicit, initiate, entertain or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with, any person relating to any possible acquisition of the Company (whether by way of amalgamation, purchase of shares, purchase of assets or otherwise), any material portion of its share capital or assets or any equity interest in the Company, (b) provide information with respect to it to any person, other than Parent or Buyer, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such person with regard to, any possible acquisition of the Company (whether by way of amalgamation, purchase of shares, purchase of assets or otherwise), any material portion of its share capital or assets or any equity interest in the Company, (c) enter into an agreement with any person, other than Parent or Buyer, providing for the acquisition of the Company (whether by way of amalgamation, purchase of shares, purchase of assets or otherwise), any material portion of its share capital or assets or any equity interest in the Company, or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Company (whether by way of amalgamation, purchase of shares, purchase of assets or otherwise), any material portion of its share capital or assets or any equity interest in the Company by any person, other than by Parent or Buyer. The Company and each Beneficial Holder shall immediately cease and cause to be terminated any such contacts or negotiations with third parties relating to any such transaction or proposed transaction. In addition to the foregoing, if the Company or each Beneficial Holder receives prior to the Closing or the termination of this Agreement any offer or proposal relating to any of the above, the Company or such Beneficial Holder shall immediately notify Parent and the Buyer thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent and Buyer may reasonably request. Except as contemplated by this Agreement, disclosure by the Company or any Beneficial Holder of the terms of this Agreement (other than the prohibition of this section or as otherwise required by law) shall be deemed to be a violation of this Section 5.2.

          V.3 No Encumbrance. Until the earlier of the Closing Date or the date of termination of this Agreement, the Company and each Beneficial Holder will not (nor will the Company or any Beneficial Holder permit any of its respective officers, directors, agents, representatives or affiliates to) directly or indirectly, take any action which could in any way and at any time impair the Direct Holder's good and valid title to the Purchased Shares or could cause or lead to the creation of any lien, claim, charge, restriction, pledge, security interest, option, right of any nature or other legal or equitable encumbrance with regard to the Purchased Shares.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

          VI.1    Other Securities.

                  (a) Other Common Shares. Each of the Company and JS agrees to use its best efforts to cause each holder of Other Common Shares to sell such holder's Other Common Shares to Buyer at the Closing, on the terms and conditions set forth in a form of purchase agreement to be mutually agreed upon by Parent and the Direct Holder, at a price equal to the Per Share Purchase Price (each such agreement, a "Common Purchase Agreement").

                  (b) Warrant. Each of the Company and JS agrees to use its best efforts to cause HSBC, prior to the Closing, to (i) surrender and cancel the Warrant, and (ii) by executing a written waiver and release in a form to be mutually agreed upon by Parent and the Direct Holder (a "Waiver"), waive all of HSBC's rights under the Warrant and release the Company and each of its successors and affiliates (including Parent and Buyer) of any further liability thereunder.

                  (c) Company Options. Each of the Company, JS, Buyer and Parent agrees to use its best efforts (i) to cause the persons identified on
Schedule 6.1(c) to exercise the Company Options held by such persons and identified on such schedule prior to the Closing and to have such persons enter into a Common Purchase Agreement with respect to the Common Shares issuable upon exercise of such Company Options; and (ii) to cause each other holder of Company Options, at or immediately following the Closing, to (A) surrender and cancel such holder's Company Options, and (B) by executing a Waiver, waive all such holder's rights under such Company Options and release the Company and each of its successors and affiliates (including Parent and Buyer) of any further liability thereunder.

          VI.2 Access to Information. The Company shall afford Parent and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing to (a) all of its properties, books, contracts, commitments and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of it as Parent may reasonably request subject to reasonable limits on access to the Company's source codes. No information or knowledge obtained in any investigation pursuant to this Section
6.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the transactions contemplated hereby.

          VI.3 Confidentiality. Each of the parties hereto hereby agrees to keep confidential such information or knowledge obtained in any investigation pursuant to Section 6.2, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby; provided, however, that the foregoing shall not apply to information or knowledge which
(a) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of law, (c) becomes known to the public through no fault of such party, (d) is later lawfully acquired by such party from other sources, (e) is required to be disclosed by order of court or government agency with subpoena powers or (f) which is disclosed in the course of any litigation between any of the parties hereto.

          VI.4    Expenses

                  (a) If the Purchase is not consummated, all fees and expenses incurred in connection with the Purchase, including without limitation, all legal, accounting, financial advisory, consulting, brokerage and all other fees and expenses of third parties ("Third Party Expenses") incurred by Parent and Buyer, on the one hand, or by the Company or any Beneficial Holder, on the other hand, in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby shall be the obligation of the respective party incurring such fees and expenses.

                  (b) Contemporaneously with the Closing, Buyer shall cause the Company to pay all Third Party Expenses of the Company or any Beneficial Holder (subject to the delivery to Buyer and Parent of reasonably detailed invoices for such Third Party Expenses). To the extent that the Direct Holder determines that any such Third Party Expenses have not been finally submitted or are incomplete or in dispute, such Third Party Expenses shall not be paid on Closing. Rather, Parent and the Direct Holder shall reasonably estimate the amount of such Third Party Expenses and cooperate to establish an escrow as security for such expenses. Funds shall be released from such escrow to satisfy such Third Party Expenses as directed by Direct Holder. Any remaining funds after settling all outstanding Third Party Expenses, together with accrued interest, shall be paid ratably to the former holders of Common Shares outstanding as of the Closing, in accordance with the number of Common Shares held by such persons as of the Closing. The Company Purchase Price will be adjusted downward to reflect the amount of the escrow contemplated by this section.

          VI.5 Public Disclosure. Unless otherwise required by law (including, without limitation, provincial, federal and state securities laws) or, as to Parent, by the rules and regulations of the National Association of Securities Dealers, Inc., prior to the Closing, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld.

          VI.6 Consents. The Company and each Beneficial Holder shall use commercially reasonable efforts to obtain the consents, waivers and approvals as may be required in connection with the Purchase (all of which consents, waivers and approvals are set forth in Schedule 2.4) so as to preserve all rights of and benefits to the Company under such contracts or to consummate the transactions contemplated hereby, and shall use commercially reasonable efforts to obtain all necessary consents, waivers and approvals under any of its material contracts in connection with the transactions contemplated hereby for the assignment thereof or otherwise. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with the foregoing.

          VI.7 Legal Requirements. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its reasonable efforts to take promptly, or cause to be taken, all reasonable best actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that neither Parent nor Buyer shall be required to agree to any divestiture by Parent, Buyer or the Company, or any of Parent's subsidiaries or affiliates, of shares of capital stock or of any business, assets or property of Parent or Buyer or their subsidiaries or affiliates or the Company or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

          VI.8 Notification of Certain Matters. The Company shall give prompt notice to Buyer and Parent, and Buyer and Parent shall give prompt notice to the Company and each Beneficial Holder, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of any such party contained in this Agreement to be untrue or inaccurate at or prior to the Closing and (ii) any failure of any such party, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.8 shall not limit or otherwise affect any remedies available to the party receiving such notice.

          VI.9 Certain Benefit Plans. Following the Closing, Parent and Buyer shall take such reasonable actions as are necessary to allow eligible employees of the Company and its subsidiaries (to the extent permitted by applicable law) to participate in the employee benefit programs of Parent, or alternative employee benefits programs substantially comparable to those applicable to employees of Parent on similar terms, as soon as practicable after the Closing. For purposes of determining a person's eligibility to participate in the employee benefit programs of Parent, eligibility for benefit forms and subsidies and the vesting of benefits under such plans, and for purposes of accrual of benefits under any severance, sick leave, vacation and other similar programs of Parent (if any), Parent shall give effect to years of service with the Company and its subsidiaries as if such person was an employee of Parent.

          VI.10 Additional Documents and Further Assurances. Each party hereto, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

          VI.11 Section 116 Certificate. JS shall deliver to the Buyer and the Parent, at the Closing, a certificate certifying that JS is not a non-resident of Canada for the purposes of the Income Tax Act (Canada) and the Direct Holder shall deliver the Section 116 Certificate, failing which the provisions of Section 1.3(c) shall apply.

          VI.12 Non-Competition Agreements. Each of the Company and JS will use its best efforts to deliver or cause to be delivered to Parent prior to the Closing Date from each person identified on Schedule 6.12(b), an executed Non-Solicitation and Noncompetition Agreement substantially in a form to be mutually agreed upon by Parent and the Direct Holder (each, a "Non-Competition Agreement"), each of which shall be in full force and effect as of the Closing Date.


                                   ARTICLE VII

                           CONDITIONS TO THE PURCHASE

          VII.1 Conditions to Obligations of Each Party to Effect the Purchase. The respective obligations of each party to this Agreement to effect the Purchase or the Amalgamation contemplated by Section 9.1 shall be subject to the satisfaction at or prior to the Closing of the following conditions:

                  (a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Purchase or the Amalgamation contemplated by Section 9.1 shall be in effect.

                  (b) Canadian Filings. The parties each shall have filed all notices and information (if any) required under (i) the Investment Canada Act (Canada) and shall have received a notice (if required) from the responsible Minister under the Investment Canada Act (Canada) that he is satisfied or deemed to be satisfied that the transactions contemplated by this Agreement are likely to be of net benefit to Canada, and (ii) Part IX of the Competition Act (Canada) and the applicable waiting period shall have expired.

                  (c)  Escrow Agreements. The Escrow Agreement (as defined in
Section 8.2) and the Tertiary Escrow Agreement (as defined in Section 8.2 and in a form acceptable to Parent and the Direct Holder) shall have been executed by the parties thereto and shall be in full force and effect.

          VII.2 Additional Conditions to Obligations of the Beneficial Holders. Additional Conditions to Obligations of the Beneficial Holders. The obligations of the Beneficial Holders to consummate the Purchase or the Amalgamation contemplated by Section 9.1 shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Beneficial Holders:

                  (a) Representations and Warranties. The representations and warranties of Parent and Buyer contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties which are by their terms qualified by a standard of materiality, which representations and warranties shall be true in all respects) on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date; and the Company shall have received a certificate to such effect signed on behalf of Parent and Buyer by a duly authorized officer of Parent and Buyer.

                  (b) Agreements and Covenants. Parent and Buyer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing; and the Beneficial Holders shall have received a certificate to such effect signed on behalf of Parent and Buyer by a duly authorized officer of Parent and by a duly authorized officer of Buyer.

                  (c) Legal Opinions. The Beneficial Holders shall have received legal opinions from Wilson Sonsini Goodrich & Rosati, counsel to Parent, and from local counsel to Buyer reasonably acceptable to the Direct Holder, in forms and substance reasonably acceptable to the Direct Holder.

                  (d) Repayment of Indebtedness to JS. The Company's indebtedness to JS shall have been repaid by Buyer at or immediately prior to the Closing, which repaid indebtedness shall in no event exceed $135,000.

                  (e) Repayment of Indebtedness to Hongkong Bank of Canada. The Company's indebtedness to Hongkong Bank of Canada, inclusive of principal, interest and fees, shall have been repaid by Buyer at or immediately prior to the Closing, which repaid indebtedness, inclusive of principal, interest and fees, shall in no event exceed CDN $3,200,000.

          VII.3   Additional Conditions to the Obligations of Parent and
Buyer. The obligations of Parent and Buyer to consummate the Purchase or the Amalgamation contemplated by Section 9.1 shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

                  (a) Representations and Warranties. The representations and warranties of the Company and the Beneficial Holders contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties which are by their terms qualified by a standard of materiality, which representations and warranties shall be true in all respects) on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date; and Parent and Buyer shall have received certificates to such effect signed by the trustee of the Trust, by a duly authorized officer on behalf of each other Beneficial Holder and by JS on his own behalf.

                  (b) Agreements and Covenants. The Company and each Beneficial Holder shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing; and Parent shall have received certificates to such effect signed by the trustee of the Trust, by a duly authorized officer on behalf of each other Beneficial Holder and by JS on his own behalf.

                  (c) Third Party Consents. Parent and Buyer shall have been furnished with evidence satisfactory to it that the Company and the Beneficial Holders have obtained the consents, approvals and waivers set forth in Schedule 2.4.

                  (d) Legal Opinions. Parent and Buyer shall have received legal opinions from Cassels Brock & Blackwell, legal counsel to the Company, and from local counsel to the Beneficial Holders and the Company's subsidiaries (other than Numetrix Asia Pte. Limited (Singapore) and Numetrix GmbH (Switzerland)), which counsel shall be reasonably acceptable to Parent, in forms and substance reasonably acceptable to Parent.

                  (e) Certain Agreements. The Non-Competition Agreements shall have been executed and delivered by the parties thereto and shall be in full force and effect.

                  (f) Resignation of Officers and Directors. Except for those persons identified with an asterisk on Schedule 7.3(f), all directors and executive officers of the Company and each of its subsidiaries shall have tendered their resignation effective as of the Closing.

                  (g) Material Adverse Effect. Since the date of the Balance Sheet, no event or condition of any character shall have occurred that has or could be reasonably expected to have a Material Adverse Effect on the Company; provided, however, that if such an event or condition which is known to Parent and Buyer has occurred that has or could be reasonably expected to have a Material Adverse Effect on the Company and the Parent and Buyer elect to waive the condition to closing contained in this Section 7.3(g), then Parent and Buyer shall not be entitled to make a claim for indemnification for Losses pursuant to
Article VIII hereof solely resulting from such event or condition.

                  (h) Delivery of Purchased Shares. Certificates representing all Purchased Shares shall have been delivered to Buyer, duly endorsed for transfer.

                  (i) Audited 1999 Financial Statements. At least five days prior to the Closing Date, the Company shall have delivered to Parent and Buyer the audited financial statements referred to in Section 2.5 which satisfy the requirements set forth in such section.

                  (j) HSBC Waiver and Release. HSBC shall have executed a Waiver as contemplated by Section 6.1(b) in respect of the Warrant, and such Waiver shall be in full force and effect.

                  (k) HSBC Engagement Letter. HSBC shall have executed a waiver and general release in favor of the Company in respect of all claims it may have under the HSBC Engagement Letter.

                  (l) Exercise of Certain Company Options. The persons identified on Schedule 6.1(c) shall have exercised the Company Options held by such persons and identified on such schedule, and shall have been issued the underlying Common Shares upon such exercise.


                                  ARTICLE VIII

                            INDEMNIFICATION; ESCROW
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

          VIII.1 Indemnification. Subject to Section 8.3, each Beneficial Holder other than JS jointly and severally agrees, and JS severally agrees, to indemnify and hold Buyer, its officers, directors, and affiliates (including Parent and, after the Closing, the Company) harmless for, from and against any claims, losses, liabilities, damages, deficiencies, costs and expenses (after taking into account any insurance proceeds from the Company's insurance policies currently in effect), including reasonable attorneys' fees and expenses, and expenses of investigation and defense (hereinafter individually a "Loss" and collectively "Losses") incurred by Buyer, its officers, directors, or affiliates (including Parent and, after the Closing, the Company) directly or indirectly
(i) as a result of any inaccuracy or breach of a representation or warranty of the Company, the Direct Holder or any other Beneficial Holder contained in this Agreement, or any failure by the Company, the Direct Holder or any other Beneficial Holder to perform or comply with any covenant contained in this Agreement, (ii) in connection with the acquisition of the Other Securities, including without limitation (A) any and all costs and expenses incurred in connection with the surrender, cancellation, conversion or other transaction effecting the extinguishment of Convertible Securities (other than any amounts actually paid to the holders thereof, which amounts are covered in clause (B) below), (B) subject to Section 8.7, any amounts actually paid to the holders of the Convertible Securities in connection with such surrender, cancellation, conversion or other transaction, (C) any and all costs and expenses incurred in connection with any amalgamation or other subsequent transaction involving the Company which may be required to acquire all of the Other Common Shares (other than any amounts actually paid to the holders thereof, which amounts are covered in clause (D) below), and (D) subject to Section 8.7, any amounts by which the purchase price per share of such Other Common Shares exceeds the Per Share Purchase Price and any amounts by which the price per share paid to purchase Other Common Shares of dissenting shareholders in respect of such amalgamation or subsequent transaction exceeds the Per Share Purchase Price, or (iii) in connection with any amounts referred to in Section 1.3(a)(ii)(B) which in the future become payable; provided, however, that the aggregate liability of all Beneficial Holders under this Section 8.1 shall not exceed 50% of the Company Purchase Price; and, provided further, that JS shall have no liability until the Primary Escrow Fund and the Tertiary Escrow Fund have been depleted or are no longer available. Any liability in excess of the amounts available from the Primary Escrow Fund and the Tertiary Escrow Fund shall be allocated among JS, on the one hand, and all other Beneficial Holders as a group, on the other hand, in the proportion that CDN $4,687,500 bears to the Direct Holder Purchase Price, provided that the aggregate liability of JS shall be limited to CDN $2,343,750, and any remaining liabilities otherwise allocable to JS in accordance with the above formula shall become the joint and several liabilities of the other Beneficial Holders. Notwithstanding the foregoing, in the event the Loss or Losses incurred by Buyer, its officers, directors, or affiliates (including Parent and, after the Closing, the Company) result, directly or indirectly, from a breach of any representations or warranties relating to title to the Purchased Shares being valid or marketable, or the ability to pass valid and marketable title to such securities, free and clear of all liens and encumbrances, to Buyer, then the liability of the Beneficial Holders (other than JS) hereunder with respect to such Loss or Losses may exceed 50% of the Company Purchase Price, but shall in no event exceed the Company Purchase Price. Any liability of the Beneficial Holders pursuant to this section may be satisfied out of the Primary Escrow Fund (as defined in Section 8.2), and may also be satisfied out of the Tertiary Escrow Fund (as defined in
Section 8.2), but only to the extent that the remaining funds in the Primary Escrow Fund are insufficent to satisfy such liability. Any liability for claims arising under Section 8.1(ii)(B) and 8.1(ii)(D) may be satisfied out of the Secondary Escrow Fund, and, in circumstances described in the last sentence of
Section 8.2(b)(ii), out the Primary Escrow Fund (or, if such escrow is insufficient, the Tertiary Escrow Fund). Buyer, the Beneficial Holders and the Company each acknowledge that such Losses, if any, would relate to unresolved contingencies existing at the Closing, which, if resolved at the Closing, would have led to a reduction in the Company Purchase Price. Nothing herein shall limit the liability of the Company for any breach of any representation, warranty or covenant if the Purchase does not close.

          VIII.2  Escrow Arrangements.

                  (a) Primary Escrow. At the Closing, as partial security for the indemnity provided in Section 8.1, the Direct Holder will be deemed to have received and deposited, without any action, and the Buyer will deposit, the Primary Escrow Amount with an institution acceptable to Buyer and the Direct Holder as escrow agent (the "Escrow Agent"), such deposit to constitute an escrow fund (the "Primary Escrow Fund") to be governed by the terms of the escrow agreement in substantially the form attached hereto as Exhibit A (the "Escrow Agreement"). The Direct Holder, Parent and the Escrow Agent shall execute the Escrow Agreement immediately prior to the Closing. Payment to the Direct Holder of the amounts placed in escrow shall be contingent upon the occurrence or nonoccurrence of those certain events and circumstances as are more fully set forth in the Escrow Agreement.

                  (b)  Secondary Escrow.

                       (i) Establishment of Escrow. At the Closing, as partial security for the indemnity provided in Section 8.1 for claims arising under clause (ii)(B) thereof, the Direct Holder will be deemed to have received and deposited, without any action, and Buyer will deposit, the Secondary Escrow Amount with the Escrow Agent, such deposit to constitute an escrow fund (the "Secondary Escrow Fund") to be governed by the terms of the Escrow Agreement.

                       (ii) Periodic Distributions. Upon the surrender, cancellation, extinguishment or conversion of any Convertible Securities, there shall be released from the Secondary Escrow (i) to the Buyer an amount equal to any payment made to the holder of such Convertible Securities in connection with such surrender, cancellation, extinguishment or conversion (each such payment, a "Settlement Payment"), and (ii) to the Direct Holder an amount, if any, by the which product of (x) the aggregate number of shares issuable upon exercise or conversion of such Convertible Securities and (y) $1.80 (such product, the "Permitted Amount") exceeds the Settlement Payment made in respect of such Convertible Securities. In the event that the Settlement Payment made in respect of such Convertible Securities exceeds the Permitted Amount, the Escrow Agent shall, notwithstanding the deductible provided for in Section 8.3, release to the Buyer from the Primary Escrow Fund, or to the extent such escrow is insufficient, from the Tertiary Escrow Fund, an amount equal to the amount of such excess.

                  (c) Tertiary Escrow. At the Closing, as partial security for the indemnity provided in Section 8.1, the Direct Holder will be deemed to have received and deposited, without any action, and the Buyer will deposit, the Tertiary Escrow Amount with an institution selected by Buyer and located, at the election of the Direct Holder, in either the Cayman Islands, Guernsey or the Bahamas, as escrow agent (the "Tertiary Escrow Agent"), such deposit to constitute an additional escrow fund (the "Tertiary Escrow Fund") to be governed by the terms of an escrow agreement in a form to be negotiated by the parties (the "Tertiary Escrow Agreement"), and which shall include provisions acceptable to both Parent and the Direct Holder to the general effect that:

                       (i) Buyer shall pay all reasonable expenses and fees of the Tertiary Escrow Agent;

                       (ii) the Direct Holder may direct the investment of the Tertiary Escrow Fund, subject to reasonable limitations similar to those now imposed upon investments by the Trust;

                       (iii) the Direct Holder may direct the Tertiary Escrow Agent to pay to any third party (an "Escrow Assignee") any distribution otherwise payable to the Direct Holder, provided that such direction does not have an adverse effect upon Parent or Buyer or their respective rights; and

                       (iv) any amount in the Tertiary Escrow Fund in excess of the Tertiary Escrow Amount may be distributed to the Direct Holder or an Escrow Assignee promptly following request.

The Direct Holder, Parent, Buyer and the Tertiary Escrow Agent shall execute the Tertiary Escrow Agreement immediately prior to the Closing. Payment to the Direct Holder of the amounts placed in escrow shall be contingent upon the occurrence or nonoccurrence of those certain events and circumstances as will be more fully set forth in the Tertiary Escrow Agreement.

          VIII.3 Deductible. Buyer may not receive any funds pursuant to the indemnity provided for in Section 8.1 (except pursuant to Section 8.2(b) for claims arising under Section 8.1(ii)(B)), or from the Primary Escrow Fund or the Tertiary Escrow Fund, until the aggregate amount of Losses exceeds $75,000 (regardless of whether such Losses result from the actions of the Direct Holder or any Beneficial Holder, or any combination thereof), after which Buyer may recover the amount of all Losses in excess of $75,000.

          VIII.4 Survival of Representations, Warranties and Agreements; Expiration of Indemnification Obligations. All representations, warranties, covenants and agreements and associated indemnity obligations in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the consummation of the Purchase and shall terminate on the first anniversary of the Closing Date; provided, however, that (i) the representations and warranties contained in Section 2.11 and associated indemnity obligations shall terminate on the second anniversary of the Closing Date; (ii) the representations and warranties contained in Section 2.8 and associated indemnity obligations shall terminate only on expiration of all applicable statutes of limitations; (iii) the representations and warranties set forth in Section 2.2, 3.2 and 3.3 and associated indemnity obligations shall not terminate; and (iv) the indemnity for claims arising under Section 8.1(ii)(B) shall not terminate. Notwithstanding the foregoing, as provided in the Escrow Agreement and the Tertiary Escrow Agreement, the Company's obligations with respect to the Primary Escrow Fund, the Secondary Escrow Fund and the Tertiary Escrow Fund, as applicable, shall not terminate as to such amount that is necessary in the reasonable judgment of Buyer to satisfy any unsatisfied claims relating to such escrowed funds.

          VIII.5 Exclusive Remedy. Except for acts constituting fraud, intentional misrepresentation or other willful misconduct, or grossly negligent misrepresentation, the indemnification (including the Primary Escrow Fund, the Secondary Escrow Fund and the Tertiary Escrow Fund) provided for in this Article VIII, the Escrow Agreement and the Tertiary Escrow Agreement shall be the exclusive remedy in respect of any matter subject to indemnification or a claim hereunder.

          VIII.6 No Company Liability. Notwithstanding any provision herein, the inclusion of representations, warranties, covenants and obligations of the Company herein shall be deemed for all purposes to only apply if the Closing does not take place for any reason, and the Company shall have no liability to any party hereunder in the event that the Closing takes place. For greater certainty, the Beneficial Holders shall not be entitled to seek contribution or claim any payment from the Company hereunder for any reason, including in respect of any claims by the Parent or the Buyer in respect of alleged breaches of representations, warranties and covenants of the

Company hereunder (it being understood that the Beneficial Holders shall themselves solely take responsibility for all such breaches on the terms specified herein whether or not caused by or with the knowledge of the Company).

          VIII.7 Consent Required. The indemnification provided in Section 8.1 for claims arising under Sections 8.1(ii)(B) and 8.1(ii)(D) shall not apply to any payment made by Buyer to a holder of Other Common Shares or to a holder of Convertible Securities unless, in either case, the Direct Holder has consented to such payment; provided that the Direct Holder shall not unreasonably withhold its consent to such payment. Upon the granting of such consent, Buyer and the Direct Holder shall jointly instruct the Escrow Agent with respect to the distributions to be made pursuant to Section 8.2(b)(ii) hereof.

                                   ARTICLE IX

                                  AMALGAMATION

          IX.1    Shareholder Meeting.

                  (a) Notwithstanding the general provisions hereof, if, prior to June 1, 1999, the Beneficial Holders have not obtained (and delivered to the Buyer and the Parent), from each holder of Other Common Shares and each holder of Company Options identified on Schedule 6.1(c):

                       (i) an executed copy of a Common Purchase Agreement (in respect of the holders of the Other Common Shares), and

                       (ii) a written commitment by each holder of such Company Options to exercise all such Company Options immediately prior to the Closing and to sell the Common Shares issuable on the exercise of such Common Shares to Buyer on the terms and conditions of a Common Purchase Agreement;

then:

                       (iii) the Beneficial Holders shall ensure that Company sends a notice of a meeting of its shareholders (the "Meeting"), which shall be held immediately following the Closing on the Closing Date; provided that if the Closing has not taken place on the date set for the Meeting, the Meeting shall be adjourned until a time immediately after the Closing; and

                       (iv) at the Buyer's option, the Buyer's obligations hereunder to complete the Purchase may be assigned to a corporation to be incorporated under the Business Corporations Act (Ontario) ("NewSub").

                  (b) At the Meeting, the shareholders of the Company shall consider and vote upon a proposed amalgamation (the "Amalgamation") between the Company and NewSub (the corporation resulting from such amalgamation being herein referred to as "Amalco") on terms whereby:

                       (i) each shareholder of NewSub receives one common share of Amalco for each common share of NewSub previously held;

                       (ii) each holder of Common Shares (other than NewSub) receives a non-voting redeemable, retractable preferred share of Amalco, redeemable and retractable at a price per share equal to the Per Share Purchase Price and having a paid-up capital equal to the Per Share Purchase Price; and

                       (iii) the shares held by NewSub in the Company shall be cancelled.

                  (c) At the Closing, JS and the Direct Holder will deliver to the Buyer proxies in favour of the Buyer's designees in respect of their Purchased Shares for the purposes of the Meeting, which provide that such shareholders vote in favor of the Amalgamation. Notwithstanding any other provision hereof, it shall be a condition to the Buyer's (and NewSub's) obligations hereunder that at the Closing the Buyer and the Parent be satisfied, acting reasonably, that:

                       (i) the Meeting shall be able to be held immediately following Closing;

                       (ii) the Buyer shall be entitled to vote all the Purchased Shares at the Meeting in favour of the Amalgamation;

                       (iii) the Amalgamation will be able to be implemented on the Closing Date on the terms contemplated above;

                       (iv) all aspects of the Amalgamation are conducted in accordance with, or pursuant to exemptions from, all applicable corporate and regulatory requirements, including Ontario Securities Commission Policy 9.1 ("Policy 9.1"); and

                       (v)   all approvals to the implementation of
Amalgamation are able to be obtained, whether pursuant to Policy 9.1 or otherwise (including, without limitations, any minority approvals which may be required pursuant to Policy 9.1).

                  (d) In connection with the Meeting and the proposed Amalgamation, the parties hereto will take all such further action and to execute such further documentation as is necessary or desirable to carry out the purposes and intentions of this Agreement, mutatis mutandis.

          IX.2 Compliance with Laws. The Beneficial Holders shall ensure that all aspects of the Amalgamation are conducted in accordance with, or pursuant to exemptions from, all applicable corporate and regulatory requirements, including Policy 9.1 and that all approvals to the Amalgamation are obtained pursuant thereto.

          IX.3 Termination of Obligation. If at the Closing all of the issued and outstanding Common Shares (together with the Common Shares issuable to the holders of Company Options as contemplated in Section 9.1(a)(ii) hereof) are sold to Buyer hereunder on the basis of a per share purchase price equal to the Per Share Purchase Price, the Meeting will not be held.

                                    ARTICLE X

                       TERMINATION, AMENDMENT AND WAIVER

          X.1 Termination. Except as provided in Section 10.2 below, this Agreement may be terminated and the Purchase abandoned at any time prior to the
Closing:

                  (a)  by mutual consent of the Parent and the Direct Holder;

                  (b) by Parent or the Direct Holder if: (i) the Closing has not occurred before 5:00 p.m. (Colorado time) on June 30, 1999 (provided that the right to terminate this Agreement under this clause 10.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Closing to occur on or before such date); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Purchase; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Purchase by any Governmental Entity that would make consummation of the Purchase illegal;

                  (c) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Purchase, by any Governmental Entity, which would: (i) prohibit Parent's, Buyer's or the Company's ownership or operation of all or any portion of the business of the Company or (ii) compel Parent, Buyer or the Company to dispose of or hold separate all or a portion of the business or assets of the Company, Parent or Buyer as a result of the Purchase;

                  (d) by Parent if neither Parent nor Buyer is in material breach of its respective obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company or any Beneficial Holder and (i) such breach has not been cured within five (5) business days after written notice to the breaching party (provided that no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach the conditions set forth in Section 7.3(a) or 7.3(b), as the case may be, would not then be satisfied;

                  (e) by the Direct Holder if none of the Company or any Beneficial Holder is in material breach of its respective obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Buyer or Parent and (i) such breach has not been cured within five (5) business days after written notice to the breaching party (provided that no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach the conditions set forth in Section 7.2(a) or 7.2(b), as the case may be, would not then be satisfied.

          Where action is taken to terminate this Agreement pursuant to this
Section 10.1, it shall be sufficient for such action to be authorized by the board of directors (as applicable) of the party taking such action.

          X.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 10.1, this Agreement shall forthwith become void, and there shall be no liability or obligation on the part of Parent, Buyer, the Company or any Beneficial Holder, or their respective officers, directors, shareholders, trustees or beneficiaries, as applicable, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections 6.3 and 6.4 and this Section 10.2 shall remain in full force and effect and survive any termination of this Agreement.

          X.3 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

          X.4 Extension; Waiver. At any time prior to the Closing, Parent and Buyer on the one hand, and the Company or any Beneficial Holder, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE XI

                               GENERAL PROVISIONS

          XI.1 Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) upon delivery, if delivered by hand, (b) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or
(c) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed:

                  (a) if to Parent or Buyer at any time, and to the Company following the Closing, to:

                           J.D. Edwards & Company
                           One Technology Way
                           Denver, Colorado  80237
                           Attention: Richard G. Snow, Jr.,
                           Vice President, General Counsel and Secretary Telephone No.: (303) 334-4606
                           Facsimile No.:   (303) 334-4693

                           with a copy to:

                           Wilson Sonsini Goodrich & Rosati
                           650 Page Mill Road
                           Palo Alto, California 94304
                           Attention:  Herbert P. Fockler, Esq.
                           Telephone No.:  (650) 493-9300
                           Facsimile No.:  (650) 493-6811

                           and

                           Aird & Berlis
                           BCE Place
                           Suite 1800, Box 754
                           181 Bay Street
                           Toronto, Ontario M5J 2T9
                           Telephone No.: (416) 865-7720
                           Facsimile No.:  (416) 863-1515
                           Attention:  Jay A. Lefton

                  (b) if to the Company or any Beneficial Holder, prior to the Closing, to:

                           Numetrix Limited
                           655 Bay Street, Suite 1200
                           Toronto, Ontario  M5G 2K4 Canada
                           Attention: Josef J. Schengili
                           Telephone No.:  (416) 979-7700
                           Facsimile No.: (416) 979-7559;

                           or, after the Closing, to JS at the address and
telephone and facsimile numbers set forth in the Escrow Agreement,

                           with a copy to:

                           Cassels Brock & Blackwell
                           Scotia Plaza, Suite 2100
                           40 King Street West

                           Toronto, Ontario  M5H 3C2
                           Attention:  Paul M. Stein
                           Telephone No.:  (416) 869-5374
                           Facsimile No.:   (416) 360-8877

          XI.2    Interpretation.

                  (a) The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (b) Unless otherwise indicated, (i) all references herein to "Dollars" or "$" shall refer to the lawful currency of the United States of America, and (ii) all references herein to "CDN $" shall refer to the lawful currency of Canada. In the event that any obligations or payments hereunder or contemplated herein (including, without limitation, as contemplated pursuant to Articles 8 and 9) are incurred or stated to be in Canadian dollars, such amounts shall be converted into United States dollars on the basis the exchange rate hereinafter set out. All payments to or from the Beneficial Holders hereunder shall be made in United States dollars, and, without limiting the generality of the foregoing, all claims against the amounts held pursuant to the Escrow Agreement or the Tertiary Escrow Agreement shall be converted into, and paid in, United States dollars. In the event that any obligations or payments hereunder or contemplated herein are incurred or stated to be in other than Canadian or United States dollars, such amounts shall be converted into US dollars on the basis of the conversion rate stated in The Wall Street Journal dated as of the date of this Agreement in the table entitled "Currency Trading."

          XI.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

          XI.4 Entire Agreement; Assignment. This Agreement, the Schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof other than the Confidentiality Agreement previously entered into between the parties; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Parent and Buyer may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates, provided that no such assignment shall relieve them of their liabilities hereunder.

          XI.5 Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect, and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

          XI.6 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

          XI.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          XI.8    Arbitration.

                  (a)  Initiation of Arbitration Proceedings.

                       (i) If the Parent or Buyer, on the one hand, or the Beneficial Holders, JS or the Company, on the other hand (for purposes of this Section 11.8, each of the foregoing groups shall be considered a single "party"), wishes to have any matter under this Agreement arbitrated in accordance with the provisions of this Agreement, it shall give notice to the other party specifying particulars of the matter or matters in dispute and proposing the name of a person it wishes to be one of three arbitrators. Within fifteen (15) days after receipt of such notice, the other party shall give notice to the first party proposing the name of a person it wishes to be a second arbitrator, failing which the dispute shall be arbitrated by the first arbitrator alone. The two persons so selected as arbitrators shall then choose a third arbitrator. If the two persons so selected are unable to agree on the third arbitrator, then such third arbitrator shall be selected in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce in force at the time the arbitration is initiated (the "Rules"). The three persons so selected or the single arbitrator, as applicable, are referred to herein as the "Arbitrators".

                       (ii) The arbitration shall be conducted in accordance with the Rules.

                  (b)  Submission of Written Statements

                       (i) Within thirty (30) days of the appointment of the Arbitrators, the party initiating the arbitration (the "Claimant") shall send the other parties (the "Respondent") a Statement of Claim setting out in sufficient detail the facts and any contentions of law on which it relies, and the relief that it claims.

                       (ii) Within thirty (30) days of the receipt of the Statement of Claim, the Respondent, shall send the Claimant a Statement of Defense stating in sufficient detail which of the facts and contentions of law in the Statement of Claim they admit or deny, on what grounds, and on what other facts and contentions of law they rely.

                       (iii) Within thirty (30) days of receipt of the Statement of Defense, the Claimant may send the Respondent a Statement of Reply.

                       (iv) All Statements of Claim, Defense and Reply shall be accompanied by copies (or, if they are especially voluminous, lists) of all essential documents on which the party concerned relies and which have not previously been submitted by any party, and (where practicable) by any relevant samples.

                       (v) After submission of all the Statements, the Arbitrators will give directions for the further conduct of the arbitration.

                  (c)  Meetings and Hearings.

                       (i) Meetings and hearings of the Arbitrators shall take place in a location selected by the party not initiating the arbitration or in such other place as the parties shall agree upon in writing and such meetings and hearings shall be conducted in the English language unless otherwise agreed by such parties and the Arbitrators. Subject to the foregoing, the Arbitrators may at any time fix the date, time and place of meetings and hearings in the arbitration, and will give all the parties adequate notice of these. Subject to any adjournments which the Arbitrators allow, the final hearing will be continued on successive working days until it is concluded.

                       (ii) All meetings and hearings will be in private unless the parties otherwise agree.

                       (iii) Any party may be represented at any meetings or hearings by legal counsel.

                       (iv) Prior to the arbitration, the parties shall disclose and produce to each other all reasonable documents on which they intend to rely at the arbitration hearing and all reasonable documents directly relevant to the claims or defenses in the case. The parties shall have the right, acting reasonably, to request the production of other specific documents if such documents are reasonably likely to lead to the discovery of admissible evidence, and the Arbitrators shall have the power to order production of such documents.

                       (v) Prior to the arbitration, the parties shall identify all witnesses whom they intend to call as witnesses in the arbitration. The parties shall be entitled to depose all persons named as witnesses by the opposing party, as well as any other individuals whom the requesting party reasonably believes have information relevant to any claim or defense or otherwise reasonably likely to lead to the discovery of admissible evidence, and the Arbitrators shall have the power to order production of such documents.

                       (vi) Each party may examine, cross-examine and re-examine all witnesses at the arbitration.

                  (d)  The Decision.

                       (i) The Arbitrators will make a decision in writing and, unless the parties otherwise agree, will set out the facts and reasons upon which the decision is based.

                       (ii) The Arbitrators will send the decision to the parties as soon as practicable after the conclusion of the final hearing, but in any event no later than sixty (60) days thereafter, unless that time period is extended for a fixed period by the Arbitrators on written notice to each party because of illness or other cause beyond the Arbitrators' control.

                       (iii) The decision shall be final and binding on the Parties and shall not be subject to any appeal or review procedure provided that the Arbitrators have followed the rules provided herein in good faith and has proceeded in accordance with the principles of natural justice.

                       (iv) All aspects of the arbitration, including the submissions of the parties and the decision of the Arbitrators, shall be maintained on a confidential basis, except to the extent that disclosure of such matters is required by applicable laws or the rules, policies or regulations of applicable securities regulatory authorities.

                  (e)  Jurisdiction and Powers of the Arbitrators.

                       (i) By submitting to arbitration under these Rules, the parties shall be taken to have conferred on the Arbitrators the following jurisdiction and powers, to be exercised at the Arbitrators' discretion subject only to these Rules and the relevant law with the object of ensuring the just, expeditious, economical and final determination of the dispute referred to arbitration.

                       (ii)  The Arbitrators shall have jurisdiction to:

                             (A)  determine any question of law arising in the
arbitration;

                             (B)  determine any question as to the Arbitrators'
jurisdiction;


                             (C)  determine any question of good faith,
dishonesty or fraud arising in the dispute;

                             (D)  order any party to furnish further details of
that party's case, in fact or in law;

                             (E)  proceed in the arbitration notwithstanding the
failure or refusal of any party to comply with these Rules or with the Arbitrators' orders or directions, or to attend any meeting or hearing, but only after giving that party written notice that the Arbitrators intend to do so;

                             (F)  receive and take into account such written or
oral evidence tendered by the parties as the Arbitrators determine is relevant, whether or not strictly admissible in law;

                             (G)  make one or more interim awards;

                             (H)  hold meetings and hearings, and make a
decision (including a final decision) as provided above in section 3(a) or elsewhere with the concurrence of the parties thereto;

                             (I)  order the parties to produce to the
Arbitrators, and to each other for inspection, and to supply copies of, any documents or classes of documents in their possession or power which the Arbitrators determine to be relevant;

                             (J)  order the preservation, storage, sale or other
disposal of any property or thing under the control of any of the parties;

                             (K)  make interim orders to secure all or part of
any amount in dispute in the arbitration; and

                             (L)  award costs.

                       (iii) In addition, the Arbitrators shall have such further jurisdiction and powers as may be allowed by the Rules, the Agreement between the parties, the submission or reference to arbitration, and the laws of any place in which the Arbitrators hold hearings or in which witnesses attend, and of any place in which the Arbitrators give any directions or makes any orders or any award.

                       (iv) Notwithstanding the parties' intention that the Arbitrators be able to act free of Court proceedings as set forth herein, the parties consent to the decision of the Arbitrators being entered in any Court having jurisdiction for the purposes of enforcement. In addition, if it appears that the Arbitrators lack the power to make effective interim awards and to grant equitable or other special interim relief, the Arbitrators or, with the consent of the Arbitrators, any party, may apply to an appropriate Court for such relief and it is expressly agreed that the making of any such application or the grant of such relief by a Court shall not be deemed to be in derogation of the parties' intention that the dispute be the subject of final and binding arbitration.

          XI.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

          XI.10 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         IN WITNESS WHEREOF, Parent, Buyer, the Company, the Direct Holder, Luxco, the Trust and JS have caused this Agreement to be duly executed, all as of the date first written above.




"PARENT"                                  "COMPANY"

J.D. EDWARDS & COMPANY                    NUMETRIX LIMITED


By ----------------------------------     By ----------------------------------
   Name:                                     Name:
   Title                                     Title:





"BUYER"                                   "DIRECT HOLDER"

J.D. EDWARDS NOVA SCOTIA                  NUMETRIX HOLDINGS B.V.
COMPANY


By ----------------------------------     By ----------------------------------
   Name:                                     Name:
   Title                                     Title:





"LUXCO"                                   "TRUSTEE"

NUMETRIX HOLDINGS S.A.                    ST. MICHAEL'S TRUST CORPORATION,
                                          AS TRUSTEE OF THE SCHENGILI TRUST


By ----------------------------------     By ----------------------------------
   Name:                                     Name:
   Title                                     Title:



                                          "JS"


                                          -------------------------------------
                                          Josef J. Schengili

                                INDEX OF EXHIBITS




EXHIBIT             DESCRIPTION




Exhibit A           Form of Escrow Agreement





                                       vi